Exhibit 99.1



                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                        BUCKLEY ACQUISITION CORPORATION,
                             SPARTAN HOLDINGS, INC.
                                       AND
                        ADVANTICA RESTAURANT GROUP, INC.
                            DATED AS OF MAY 13, 1998





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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 13, 1998, by and among BUCKLEY ACQUISITION CORPORATION , a Delaware corporation ("BAC"); SPARTAN HOLDINGS, INC., a New York corporation ("Spartan"); and ADVANTICA RESTAURANT GROUP, INC., a Delaware corporation ("Advantica," and collectively with Spartan, the "Sellers").


                                    PREAMBLE

         Spartan is the record and beneficial owner of all of the issued and outstanding shares of capital stock (the "Shares") of Quincy's Restaurants, Inc., an Alabama corporation ("Quincy's"). Advantica owns all of the issued and outstanding shares of capital stock of Spartan. Spartan desires to sell the Shares to BAC, and BAC desires to purchase the Shares from Spartan, upon the terms and subject to the conditions set forth in this Agreement. The consummation of the transactions described in this Agreement is subject to the expiration of the required waiting period under the HSR Act, if applicable, and the satisfaction of certain other conditions described in this Agreement.

         Certain capitalized terms used in this Agreement are defined in Section
9.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                    ARTICLE 1
                                PURCHASE AND SALE

         1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Spartan shall sell to BAC, and BAC shall purchase from Spartan, the Shares at the Closing (the "Stock Purchase"). The aggregate purchase price for the Shares (the "Purchase Price") is Eighty One Million Four Hundred Ninety Five Thousand Seven Hundred Twenty Four Dollars ($81,495,724) in cash (the "Cash Payment"). The Purchase Price shall be subject to adjustment as provided in
Section 1.4 and 1.7 and shall be paid as provided in Sections 1.5 and 1.7.

         1.2 EXCLUDED ASSETS. On or prior to the Closing Date, the Quincy's Entities shall assign, convey and deliver to Spartan (or such other Person as Spartan may designate to BAC prior to the Closing Date), and Spartan shall acquire and accept (or cause such Person to acquire and accept) from the Quincy's Entities, all right, title and interest of the Quincy's Entities in and to the following assets, properties and rights (collectively, the "Excluded Assets"):


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         (A) The Real Property  identified in Section 1.2(a) of the  Disclosure
Schedule  (collectively,  the "Excluded Real Property");

         (B) All of the assets of the Quincy's Entities as of the Closing Date of the categories shown on SCHEDULE A hereto as remaining with the Sellers;

         (C) The Real Property, if any, excluded from the transaction contemplated hereby pursuant to Section 1.4(a) or Section 1.8(b);

         (D) The Real Property relating to any Restaurant which is converted as contemplated by Section 1.4(b) during the period beginning on the date hereof and ending on the Closing Date; and

         (E) The equipment, improvements, inventory and cash located on or used or to be used by the operations located at any of the Excluded Real Property, any Real Property excluded from the transaction contemplated hereby pursuant to subparagraph (c) or (d) of this Section 1.2 or a Restaurant located at the North Charleston #1 location.

         1.3 EXCLUDED LIABILITIES. Effective as of the close of business on the Closing Date, Spartan (or such other Person as Spartan may designate to BAC prior to the Closing) shall assume full responsibility for the performance and satisfaction of the following obligations and liabilities of the Quincy's Entities (collectively, the "Excluded Liabilities"):

         (A) Any liability identified in Section 1.3(a) of the Disclosure Schedule;

         (B) Except as provided in Section 5.13, all Quincy Benefit Plans (as defined in Section 2.15) and any other employee benefit plan maintained by Quincy's prior to the Closing Date or to which Quincy's has made any contribution prior to the Closing Date or to which Quincy's could be subject to any liability for the benefit of any of the employees of the Business arising out of or payable on account of service prior to the Closing Date (including, without limitation, liability for post retirement benefits and accrued pension liabilities), provided however that the Quincy's Entities shall remain and be liable to make appropriate payments to the Advantica 401(k) Plan with respect to employee deferrals, employer matching contributions thereon and loan repayments by the Hired Employees for periods ending on the Closing Date under the Advantica 401(k) Plan, which liabilities (other than employee deferrals and loan repayments) shall be accrued on Schedule A and included in the calculation of Closing Date Value;

         (C) Any liability or lien applicable to a Quincy Pension Plan (as defined in Section 2.15) (which term includes a pension plan of an ERISA Affiliate) or any liability or lien applicable to any "multiemployer plan" (as defined in ERISA Sections 3(37)(A) or 4001(a)(3)) in respect of any multiemployer plan maintained or contributed to by or on behalf of Quincy's or by any Person that is treated as a single employer with Quincy's under Section 414(b), (c), (m) or (o)


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of the Code (the Person so aggregated with Quincy's being referred to in this
Agreement as an "ERISA Affiliate");

         (D) Any liability or obligation arising or accruing as a result of the retention bonus program for field employees referenced in Section 1.3(d) of the Disclosure Schedule;

         (E) All of the liabilities of the Quincy's Entities as of the Closing Date of the categories listed on SCHEDULE A as remaining with the Sellers;

         (F) Any liability or obligation under sale-leaseback agreements entered into by or on behalf of Quincy's after July 30, 1997;

         (G) Any liability with respect to any claims, causes of action, charges or prelitigation matters made, pending or asserted prior to the Closing Date and listed on Section 2.17 of the Disclosure Memorandum, but excluding workers compensation liabilities; and

         (H) Any liability with respect to any claims or causes of action, regardless of when made or asserted, which arises or accrues out of or in connection with the operations of the Business on or prior to the Closing Date covered (without consideration of any applicable deductible) by automobile, property, boiler and machinery or general liability insurance currently maintained in respect of the Business, but excluding workers compensation liabilities.

         1.4 CLOSING DATE ADJUSTMENTS OF PURCHASE PRICE.

         (A) CERTAIN ENCUMBRANCES. Subject to Section 1.4(b) below, if Sellers are unable to cause a Quincy's Entity to own as of the Closing Date good and marketable title to any Real Property, free and clear of all Liens other than Permitted Encumbrances, then at the Closing each such Real Property shall, at the election of BAC conveyed to Spartan in writing, be deemed to be an Excluded Asset and, subject to Section 8.1(f), the Purchase Price shall be reduced in an amount equal to the aggregate Value of all such Real Property so excluded.

         (B) SOLD REAL PROPERTY AND CONVERTED RESTAURANTS. If any Real Property is sold during the period beginning on the date hereof and ending on the Closing Date, or if any Restaurant is converted during the period beginning on the date hereof and ending on the Closing Date, then the Purchase Price shall be reduced as follows:

                  (i) if such sale or conversion occurs during the period beginning on the date hereof and ending on the Closing Date pursuant to a binding contractual commitment entered into on or before the date hereof (a "Pre-Committed Sale"), then the Purchase Price shall be reduced by (a) the gross sales price for such Real Property, minus (Y) the sum of the applicable commission for, and reasonable expenses relating to such sale, which sum shall not exceed ten percent (10%) of such gross sales price in the case of each parcel of Real Property so sold, and (b) the Value allocated to the parcel of Real Property on which such Restaurant is located, in the case of each Restaurant so converted; and

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                  (ii) if such sale or conversion occurs during the period
         beginning on the date hereof and ending on the Closing Date, then, unless such sale or conversion is a Pre-Committed Sale, the Purchase Price shall be reduced by (a) the gross sales price for such Real Property minus the sum of the applicable commission for and reasonable expenses relating to such sale, which sum shall not exceed ten percent (10%) of such gross sales price, in the case of each parcel of Real Property so sold, and (b) the Value allocated to the parcel of Real Property on which such Restaurant is located, in the case of each Restaurant so converted.

         1.5 TIME AND PLACE OF CLOSING.

         (a) Subject to the terms and conditions hereof, the closing of the transactions contemplated hereby will take place at 11:59 P.M. on May 27, 1998, or at such other time as the Parties, acting through their authorized officers, may mutually agree in a separate writing (the "Closing"). The Closing shall be held at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309 or such other location as may be mutually agreed upon by the Parties.

         (b) At the Closing (except in the case of (b)(i), which will occur by 10:00 a.m. on the next Business Day immediately following the Closing Date):

             (i) BAC shall deliver to Spartan the Cash Payment in immediately available funds by wire transfer to one or more accounts specified by Spartan;

             (ii) Spartan shall cause the Quincy's Entities to deliver to Spartan or such other Person as Spartan may designate in accordance with Section
1.2 such bills of sale, titles, deeds, assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to BAC and Spartan and their respective counsel, as shall be necessary and effective to transfer and assign to Spartan or such other Person all of Quincy's right, title and interests of the Quincy's Entities in and to the Excluded Assets; and

              (iii) Spartan shall deliver to BAC:

                    (1) certificates representing all the Shares duly
              endorsed and in form for transfer to BAC (or such other Person as BAC may designate to Spartan not less than five business days prior to the Closing), free and clear of any Liens;

                    (2) an instrument or instruments of the assignment
              and assumption of the Excluded Liabilities, duly executed by the appropriate Quincy's Entity and by Spartan or such other Person as Spartan may designate in accordance with Section 1.3 and in form reasonably satisfactory to BAC and Spartan and their respective counsel; and

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                    (3) the opinion, certificates and other documents set
              forth in Section 6.2.

         1.6 CLOSING DATE BALANCE SHEET.

         (a) As promptly as practicable, but not later than sixty (60) days after the Closing Date, Advantica will cause to be prepared and delivered to BAC a consolidated balance sheet for the Quincy's Entities as of the Closing Date (the "Closing Date Balance Sheet"), together with a certificate based on such Closing Date Balance Sheet setting forth Advantica's calculation of Closing Date Value, which shall be prepared in a manner consistent with the accounting policies and practices used in the preparation of SCHEDULE A. The Closing Date Balance Sheet shall (i) fairly present the consolidated financial position of the Quincy's Entities as of the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of SCHEDULE A, exclusive of adjustments related to "fresh-start" accounting and any other adjustments arising out of the Advantica Reorganization and adjustments eliminating all intercompany accounts such as indebtedness, accounts receivable and accounts payable, (ii) include line items substantially consistent with those in SCHEDULE A, and (iii) subject to the provisions of clause (i) above, be prepared in accordance with accounting policies and practices consistent with those used in the preparation of SCHEDULE A.

         (b) The Closing Date Balance Sheet and Advantica's calculation of Closing Date Value delivered pursuant to Section 1.6(a) shall be deemed final upon the earliest of (i) the date on which BAC agrees that such documents are final, (ii) the 45th day after delivery of such documents pursuant to Section 1.6(a), if BAC has not delivered a notice to Advantica expressing disagreement with such calculations and setting forth its calculation of such amount(s), and
(iii) the date on which all disputes relating to such statements and calculations between the parties are resolved in accordance with Section 1.6(c). If BAC disagrees with Advantica's calculation of Closing Date Value, BAC shall have the right to deliver to Advantica within 45 days of BAC's receipt of such calculation a notice of disagreement which shall specify those items or amounts as to which it disagrees and set forth BAC's calculation of such amounts, and BAC shall be deemed to have agreed with all other items and amounts contained in the Closing Date Balance Sheet and Advantica's calculation of Closing Date Value (except to the extent resolution of the items or amounts to which BAC expresses disagreement requires conforming changes to other items and amounts contained in the Closing Date Balance Sheet or the calculation of the Closing Date Value).

         (c) If BAC shall deliver a notice of disagreement pursuant to Section 1.6(b), BAC and Advantica shall, during the thirty (30) days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts (the "Disputed Amounts"). To the extent any of the Disputed Amounts involve any Reserves, Advantica shall have the option, exercisable by written notice to BAC during such thirty (30) day period, to exclude one or more of the Reserves from the Closing Date Value. Any notice of election delivered by Advantica to BAC to exclude one or more of the Reserves from the Closing Date Value shall identify which Reserve or Reserves shall be so excluded and shall automatically and without further action of

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the parties hereto result in the liabilities for which the Reserve was established being treated for all purposes of this Agreement as Excluded Liabilities. In addition, Advantica shall be obligated to reimburse BAC or the Quincy's Entities, as the case may be, for any out-of-pocket costs incurred by BAC or the Quincy's Entities, in respect of such liabilities for which the Reserve was established during the period commencing immediately after Closing and ending on the date BAC is given written notice by Advantica of the exercise of the foregoing option. Such reimbursement shall be made within three (3) Business Days of Advantica's receipt of evidence that BAC or the Quincy's Entitles, as the case may be, has paid such incurred costs. In the event and to the extent Advantica exercises this option, the Disputed Amounts shall no longer include those disputed amounts relating to the Reserves as to which Advantica has exercised its option and the Closing Date Value shall not reflect any Reserves so excluded. If, during such period, BAC and Advantica are unable to reach such agreement, they shall promptly thereafter cause KPMG Peat Marwick (or if said firm shall have a conflict due to a relationship with BAC, Spartan or Advantica or shall be unwilling to act thereunder, such other independent accountants of nationally recognized standing reasonably satisfactory to BAC and Advantica who shall not have any material relationship with BAC, Spartan or Advantica), promptly to review this Agreement, the documents delivered pursuant to Section 1.6(a) and any other documents necessary to calculate the Disputed Amounts (including all work papers of the parties used in calculating the Disputed Amounts). In making such calculation, such independent accountants shall act as experts and not arbitrators and shall consider only the Disputed Amounts, solely in accordance with the terms of this Agreement. Such independent accountants shall deliver to Sellers and BAC, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Sellers and BAC. The cost of such review and report shall be borne (i) by BAC if the difference (expressed as a positive number) between Final Closing Date Value and BAC's calculation of Closing Date Value delivered pursuant to
Section 1.6(a) is greater than the difference (expressed as a positive number) between Final Closing Date Value and Advantica's calculation of Closing Date Value delivered pursuant to Section 1.6(b), (ii) by Sellers if the difference (expressed as a positive number) between Final Closing Date Value and Advantica's calculation of Closing Date Value delivered pursuant to Section 1.6(b) is greater than the difference (expressed as a positive number) between Final Closing Date Value and BAC's calculation of Closing Date Value delivered pursuant to Section 1.6(a), and (iii) otherwise equally by Sellers as one party and BAC as the other party.

         (d) Sellers and BAC agree that they will, and will cause their respective independent accountants and the Quincy's Entities to, cooperate and assist in the preparation of the Closing Date Balance Sheet and the calculation of Closing Date Value and in the conduct of the audits and reviews referred to in this Section 1.6, including, without limitation, making available, to the extent necessary, relevant books, records, working papers, analyses and schedules, and permitting representatives of the parties to consult with the respective employees, auditors, actuaries, attorneys and agents of Quincy's and its Subsidiaries.

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         1.7      WORKING CAPITAL ADJUSTMENT OF PURCHASE PRICE.

         (A) If Final Closing Date Value is less than $(12,620,000), Sellers shall pay to BAC, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 1.7(b), the amount of such difference. If Final Closing Date Value exceeds $(12,620,000), BAC shall pay to Spartan, in the manner and with interest as provided in Section 1.7(b), the amount of such excess.

         (B) Any payment pursuant to Section 1.7(a) shall be made within five days after the Final Closing Date Value has been determined by delivery by BAC or Spartan, as the case may be, by wire transfer of immediately available funds to the appropriate party or parties. The amount of any payment to be made pursuant to this Section 1.7 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to eight percent (8%). Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

         1.8      REAL PROPERTY MATTERS.

         (a) As of the Closing Date, regardless of whether BAC objects to the same as provided hereinbelow, except as disclosed to and accepted by BAC as provided elsewhere herein and except for Permitted Encumbrances, the Real Property (other than any Real Property which is an Excluded Asset) shall not be subject to (i) any mortgage, deed of trust, security deed, security agreement, judgment, Lien or any other title exception created, caused, suffered or incurred by Quincy's that is monetary in nature, Spartan hereby agreeing to pay and satisfy of record any such monetary title defects or encumbrances prior to or at Closing at Spartan's expense, or (ii) any leases (other than Cary (unit #7209)), rental agreements or other rights of occupancy of any kind, whether oral or written.

         (b) With respect to each parcel of Real Property identified in Section 1.8(b) of the Disclosure Schedule, within ten (10) days after BAC shall have received (i) a title commitment issued by a reputable title insurance company in respect of such Real Property, and (ii) a survey of such parcel of Real Property, BAC shall have notified Spartan in writing of any objections to, defects in or encumbrances upon Quincy's title to or interest in such Real Property, other than Permitted Encumbrances. Within five (5) business days of Spartan's receipt of such notice, Spartan shall either (i) agree in writing to satisfy some or all of such title defects and encumbrances or (ii) refuse in writing to satisfy the same. If Spartan agrees in writing within such five (5) day period to satisfy all such title defects and encumbrances prior to the Closing Date and all such title defects and encumbrances are so satisfied prior to the Closing Date, then the Stock Purchase shall be consummated in accordance with the terms and conditions set forth herein. If Spartan does not agree in writing within such five (5) day period to satisfy all such title defects and encumbrances prior to the Closing Date or all such title defects and encumbrances are not satisfied prior to the Closing Date, then BAC shall, without limiting its rights set forth in the last sentence of this Section 1.8(b), elect either: (i) not to close the transaction contemplated

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hereby to the extent such election is permitted by Section 8.1, in which event all parties shall be released from any further obligations or liabilities, except as expressly set forth in Article 8 or otherwise; (ii) to close the transaction contemplated hereby without regard to such unsatisfied defects and encumbrances, in which event the transaction contemplated hereby shall be closed in accordance with its terms, without a reduction in the Purchase Price, and all such unsatisfied title defects and encumbrances shall be exceptions to Spartan's warranty of title; or (iii) subject to Section 8.1(f), to close the transaction contemplated hereby, excluding, however, the portion of the Real Property having such title defects and encumbrances with a corresponding reduction in the Purchase Price equal to the Value of such Real Property so excluded.

         (c) In the event BAC does not timely notify Spartan in writing of any such unacceptable defects in or encumbrances upon Quincy's title to such Real Property as provided in Section 1.8(b) hereof, BAC shall be deemed to be satisfied with Spartan's title to the Real Property and to have elected to close pursuant to clause (ii) of Section 1.8(b) hereof.

         (d) Other than in connection with Pre-Committed Sales, Spartan shall cause the Quincy's Entities not to transfer, assign, sublease or encumber the Real Property or any part thereof from the date hereof until the first to occur of the Closing Date or the termination of this Agreement pursuant to Article 8 hereof without the prior written consent of BAC (which consent shall not be unreasonably withheld or delayed), except for Permitted Encumbrances. Notwithstanding anything in Section 1.8(b) hereof to the contrary, BAC shall have the right to object to any title matters other than Permitted Encumbrances which come into existence after the date of BAC's title examination but prior to Closing.


                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller, jointly and severally, hereby represent and warrant to BAC as follows:

         2.1 ORGANIZATION, STANDING, AND POWER. Quincy's is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Alabama, and has the corporate power to carry on its business as now conducted and to own, lease and operate its material Assets. Quincy's is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect. The minute book and other organizational documents for Quincy's have been made available to BAC for its review and, except as disclosed in Section 2.1 of the Disclosure Schedule, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof.

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         2.2      AUTHORITY OF QUINCY'S; NO BREACH BY AGREEMENT.

         (A) The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Quincy's.

         (B) The consummation of the transactions contemplated hereby will not
(i) conflict with or result in a breach of any provision of Quincy's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Quincy's Subsidiary or any resolution adopted by the board of directors of any Quincy's Entity, or (ii) except as disclosed in Section 2.2 of the Disclosure Schedule, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Quincy's Entity under, any material Contract or material Permit of any Quincy's Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 6.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Quincy's Entity or any of their respective material Assets.

         2.3      AUTHORITY OF SELLERS; NO BREACH BY AGREEMENT.

         (A)      SPARTAN.

                  (i) Spartan has the corporate power to execute and deliver this Agreement and the Spartan Closing Documents and to perform its obligations under this Agreement and the Spartan Closing Documents. This Agreement represents a legal, valid, and binding obligation of Spartan, enforceable against Spartan in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by Spartan of the Spartan Closing Documents, the Spartan Closing Documents will constitute the legal, valid, and binding obligations of Spartan, enforceable against Spartan in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (ii) Neither the execution and delivery of this Agreement by Spartan, nor the consummation by Spartan of the transactions contemplated hereby, nor compliance by Spartan with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Spartan's Articles of Incorporation or Bylaws or the articles of incorporation or bylaws of any Quincy's Entity, or (ii) except as disclosed in Section 2.3 of the Disclosure Schedule, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Quincy's Entity under, any material Contract or material

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Permit of any Quincy's Entity or, (iii) subject to receipt of the requisite
Consents referred to in Section 6.1(b), violate any Law or Order applicable to Spartan or to any Quincy's Entity or any of their respective material Assets.

                  (iii) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Spartan of the transactions contemplated in this Agreement.

         (B)      ADVANTICA.

                  (ii) Advantica has the corporate power to execute and deliver this Agreement and the Advantica Closing Documents and to perform its obligations under this Agreement and the Advantica Closing Documents. This Agreement represents a legal, valid, and binding obligation of Advantica, enforceable against Advantica in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by Advantica of the Advantica Closing Documents, the Advantica Closing Documents will constitute the legal, valid, and binding obligations of Advantica, enforceable against Advantica in accordance with their respective terms (except in all cases in as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (ii) Neither the execution and delivery of this Agreement by Advantica, nor the consummation by Advantica of the transactions contemplated hereby, nor compliance by Advantica with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Advantica's Articles of Incorporation or Bylaws, or (ii) except as disclosed in Section 2.3 of the Disclosure Schedule, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Quincy's Entity under, any material Contract or material Permit of any Quincy's Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 6.1(b), violate any Law or Order applicable to Advantica or to any Advantica Entity or any of their respective material Assets.

                  (iii) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required

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from Regulatory Authorities, and other than notices to or filings with the
Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Advantica of the transactions contemplated in this Agreement.

         2.4      CAPITAL STOCK.

         (a) The authorized capital stock of Quincy's consists of (i) 20,000 shares of Quincy's Common Stock, of which 20,000 shares are issued and outstanding as of the date of this Agreement and not more than 20,000 shares will be issued and outstanding on the Closing Date, and (ii) no shares of preferred stock are authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of Quincy's are duly and validly issued and outstanding and are fully paid and nonassessable under the Alabama Business Corporation Act. None of the outstanding shares of capital stock of Quincy's has been issued in violation of any preemptive rights of the current or past stockholders of Quincy's.

         (b) Except as set forth in Section 2.4(a), or as disclosed in Section 2.4(b) of the Disclosure Schedule, there are no shares of capital stock or other equity securities of Quincy's outstanding and no outstanding Equity Rights relating to the capital stock of Quincy's. Spartan is the owner of all right, title and interest (legal and beneficial) in and to the issued and outstanding shares of Quincy's capital stock free and clear of all Liens. Except as specifically contemplated by this Agreement, no Person has any Contract or any preemptive right or privilege for the purchase from Spartan of any of the Shares, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of or other equity interests in Quincy's.

         2.5 QUINCY'S SUBSIDIARIES. Quincy's has disclosed in Section 2.5 of the Disclosure Schedule all of the Quincy's Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Quincy's Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 2.5 of the Disclosure Schedule, Quincy's or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Quincy's Subsidiary. No capital stock (or other equity interest) of any Quincy's Subsidiary is required to be issued (other than to another Quincy's Entity) by reason of any Equity Rights, and there are no Contracts or any pre-emptive right or privilege by which any Quincy's Subsidiary is bound to issue (other than to another Quincy's Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Quincy's Entity is bound to transfer any shares of the capital stock (or other equity interests) of any Quincy's Subsidiary (other than to another Quincy's Entity). Except as disclosed in Section 2.5 of the Disclosure Schedule, there are no Contracts adversely affecting or limiting the rights of any Quincy's Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Quincy's Subsidiary. All of the shares of capital stock (or other equity interests) of each Quincy's Subsidiary held by a Quincy's Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and except as disclosed in Section
2.5 of the Disclosure Schedule, are owned by the Quincy's Entity free and clear of any Lien. Except as disclosed in Section 2.5 of the Disclosure Schedule, each Quincy's Subsidiary is a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Quincy's Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect.

         2.6      SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Advantica has timely filed and made available to BAC all SEC Documents required to be filed by Advantica since December 31, 1996 (the "Advantica SEC Reports"). The Advantica SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Advantica SEC Reports or necessary in order to make the statements in such Advantica SEC Reports, in light of the circumstances under which they were made, not misleading. Neither Quincy's nor any Quincy's Subsidiary is required to file any SEC Documents.

         (b) Except as disclosed in Section 2.6 of the Disclosure Schedule, each of the Quincy's Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and fairly presented in all material respects the consolidated financial position of Quincy's and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year end adjustments.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Section
2.7 of the Disclosure Schedule, no Quincy's Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Quincy's as of December 31, 1997, included in the Quincy's Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Except as disclosed in Section 2.7 of the Disclosure Schedule, no Quincy's Entity has incurred any Liability since December 31, 1997, except for such Liabilities incurred (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 2.7 of the Disclosure Schedule, no Quincy's Entity is directly or indirectly liable, by guarantee or indemnity, to provide funds in respect to any Liability of any Person for any amount in excess of $25,000.

         2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the Quincy's Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 2.8 of the Disclosure Schedule, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect.

         2.9      TAX MATTERS.

         (a) Except as set forth in Section 2.9 of the Disclosure Schedule, insofar as is relevant to the Quincy's Entities, the Sellers have (i) filed all federal income Tax Returns and all other material Tax Returns required to be filed in respect of any Taxes, including ad valorem, real and personal property taxes, and each such Tax return is complete and accurate in all material respects, to the Knowledge of the Sellers, and (ii) paid all Taxes, including ad valorem, real and personal property taxes, shown as due and payable in respect of periods for which such Tax Returns were due.

         (b) Except as set forth in Section 2.9 of the Disclosure Schedule, insofar as is relevant to the Quincy's Entities, (i) no written notice of any material proposed deficiency, claim, assessment or levy with respect to Taxes, including ad valorem, real and personal property taxes, has been received by the Sellers or the Quincy's Entities, (ii) to the Knowledge of the Sellers, there is no claim or assessment threatened against the Quincy's Entities, (iii) none of the Sellers or the Quincy's Entities has been since 1992 or is currently the subject of a Tax Audit or any examination of any Tax Return and none of them has received notice that it is being or will be audited by a relevant Taxing Authority, (iv) all Taxes due as a result of any Tax Audit have been paid in full, (v) no issues that have been raised by the relevant Taxing Authority in connection with any Tax Audit are currently pending, (vi) none of the Sellers or the Quincy's Entities has agreed to any extensions of time or waivers of any applicable statute of limitations periods, and (vii) to the Knowledge of Sellers, there is no Tax refund or deficiency Litigation currently pending.

         (c) The Quincy's Entities have duly withheld from each payment from which such withholding is required by Law (including, without limitation, income, social security and employment tax withholding) all material Taxes so required to be withheld and has paid the same, to the extent due, together with the employer's share of the same if any, to the proper Taxing Authority.

         (d) Since January 1, 1990, the Quincy's Entities have been a member of an "affiliated group" as that term is described under Section 1504 of the Code, filing a consolidated federal income tax return, the common parent of which is Advantica and has not been a member of any other affiliated group.

         (e) The Quincy's Entities have not made any payments, and are not a party to any agreement that obligates any of them to make any payments, that would not be deductible, in whole or in part, under Sections 280G or 162(m) of the Code.

         (f) Spartan is not a foreign person subject to withholding under
Section 1445 of the Code.

         2.10     ASSETS.

         (a) Except for Permitted Encumbrances, as disclosed in Section 2.10 of the Disclosure Schedule or as disclosed or reserved against in the Quincy's Financial Statements delivered prior to the date of this Agreement, the Quincy's Entities have good and marketable title, free and clear of all Liens, to all Real Property and all other material Assets owned by the Quincy's Entities.

         (b) All Assets which are material to Quincy's business on a consolidated basis, held under leases or subleases by any of the Quincy's Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

         (c) None of the Quincy's Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 2.10(c) of the Disclosure Schedule, there are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Quincy's Entity under such policies.

         2.11 INTELLECTUAL PROPERTY. Except as otherwise indicated on Section
2.11 of the Disclosure Schedule, each Quincy's Entity owns or has a license to use all material Intellectual Property used in the Business. Except as otherwise indicated on Section 2.11 of the Disclosure Schedule, each Quincy's Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Quincy's Entity in connection with such Quincy's Entity's business operations, and such Quincy's Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Quincy's Entity is in Default in any material respect under any of its Intellectual Property licenses. No proceedings are pending or to the Knowledge of

Sellers threatened against any Quincy's Entity which challenge the rights of any Quincy's Entity in Intellectual Property used, sold or licensed by such Quincy's Entity in the course of its business. Except as disclosed in Section 2.11 of the Disclosure Schedule, no Quincy's Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

         2.12 ENVIRONMENTAL MATTERS. Except as set forth in Section 2.12 of the Disclosure Schedule:

         (a) To the Knowledge of the Sellers, each Quincy's Entity, its Participation Facilities, and its Operating Properties are in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect;

         (b) There is no Litigation pending before any court, governmental agency, or authority in which any Quincy's Entity or any of its Operating Properties or Participation Facilities (or Quincy's in respect of such Operating Property or Participation Facility) has been or will be named as a defendant, and Sellers have not received any written communication threatening any such Litigation, (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, or affecting a site owned, leased, or operated by any Quincy's Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect; and

         (c) During the period of (i) any Quincy's Entity's ownership or operation of any of their respective current properties, (ii) any Quincy's Entity's participation in the management of any Participation Facility, or (iii) any Quincy's Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in violation of applicable Environmental Law in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect. Prior to the period of (i) any Quincy's Entity's ownership or operation of any of their respective current properties, (ii) any Quincy's Entity's participation in the management of any Participation Facility, or (iii) any Quincy's Entity's holding of a security interest in a Operating Property, to the Knowledge of Spartan and Advantica, there were no releases, discharges, spillages, or disposals of Hazardous Material in violation of applicable Environmental Law in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect.

         2.13 COMPLIANCE WITH LAWS. Each Quincy's Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which have been cured or are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect. Except as disclosed in Section 2.13 of the Disclosure Schedule, none of the Quincy's Entities

         (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws;

         (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect; or

         (c) since January 1, 1995, has received any written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Quincy's Entity is in any material respect not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces.

         (d) Copies of all material reports, correspondence, notices and other documents in the possession of Sellers and received within the two (2) years preceding the date of this Agreement relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to BAC.

         2.14 LABOR RELATIONS. To the Knowledge of Sellers, no Quincy's Entity is the subject of any Litigation asserting that it or any other Quincy's Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Quincy's Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Quincy's Entity party to any collective bargaining agreement, nor is there any strike involving any Quincy's Entity, pending or threatened.

         2.15 EMPLOYEE BENEFIT PLANS. Except as defined in Section 2.15 of the Disclosure Schedule:

         (a) Quincy's has disclosed in Section 2.15 of the Disclosure Schedule, and has delivered or made available to BAC prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Quincy's Entity or ERISA Affiliate thereof for the benefit of its employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Quincy's Benefit Plans"). Any of the Quincy's Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Quincy's ERISA Plan." Each Quincy's ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "Quincy's Pension Plan." No Quincy's Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA;

         (b) All Quincy's Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect. Each Quincy's ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Sellers are not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of the Sellers, no Quincy's Entity has engaged in a transaction with respect to any Quincy's Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Quincy's Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect;

         (c) No Quincy's Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors used by the plan's actuaries for funding purposes. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Quincy's Pension Plan, (ii) no change in the actuarial assumptions with respect to any Quincy's Pension Plan, and (iii) no increase in benefits under any Quincy's Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Quincy's Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Quincy's Entity, or the single-employer plan of any entity which is considered one employer with Quincy's under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Quincy's Material Adverse Effect. No Quincy's Entity has provided, or is required to provide, security to a Quincy's Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401 (a)(29) of the Internal Revenue Code nor has any such plan incurred a "liquidity shortfall" as defined in Code Section 412(m)(5);

         (d) Within the six-year period preceding the Closing Date, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Quincy's Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Quincy's Material Adverse Effect. No Quincy's Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Quincy's Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Quincy's Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof. All premiums required to be paid under ERISA Section 4006 have been timely paid by a Quincy Entity and by its ERISA Affiliates;

         (e) Except as disclosed in Section 2.15 of the Disclosure Schedule, no Quincy's Entity has any Liability for retiree health and life benefits under any of the Quincy's Benefit Plans and there are no restrictions on the rights of such Quincy's Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Quincy's Material Adverse Effect;

         (f) Except as disclosed in Section 2.15 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Quincy's Entity from any Quincy's Entity under any Quincy's Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Quincy's Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect; and

         (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Quincy's Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Quincy's Financial Statements to the extent required by and in accordance with GAAP.

         2.16 MATERIAL CONTRACTS. Except as disclosed in Section 2.16 of the Disclosure Schedule or otherwise reflected in the Quincy's Financial Statements, none of the Quincy's Entities is a party to, or is bound by, (i) any employment, severance or retirement Contract, or any consulting Contract with any current or former employee of any Quincy's Entity or Advantica, (ii) any Contract relating to the borrowing of money by any Quincy's Entity or the guarantee by any Quincy's Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract (other than Real Property Leases) which in any material respect prohibits or restricts any Quincy's Entity from engaging in competition with any other Person, (iv) any Contract between or among any Quincy's Entity and any Advantica Entity, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Quincy's Entity, and (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts involving payments under any individual Contract not in excess of $250,000) (the "Quincy's Contracts"). With respect to each Quincy's Contract and except as disclosed in Section 2.16 of the Disclosure
Schedule: (i) the Contract is in full force and effect; (ii) no Quincy's Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect;
(iii) no Quincy's Entity has repudiated any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Sellers, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect, or has repudiated or waived any material provision thereunder.

         2.17 LEGAL PROCEEDINGS. There is no Litigation pending against any Quincy's Entity, and Sellers have not received any written communication threatening any such Litigation, that is reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Quincy's Entity, that are reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect.
Section 2.17 of the Disclosure Schedule contains a summary of all Litigation as of the date of this Agreement to which any Quincy's Entity is a party and which names a Quincy's Entity as a defendant or cross-defendant.

         2.18 STATEMENTS TRUE AND CORRECT. All documents that any Quincy's Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         2.19     REAL PROPERTY.

         (A) Section 2.19(a) of the Disclosure Schedule contains a true and correct list of each parcel of Real Property. Except as reflected in the original or amended title insurance binders delivered to BAC or otherwise in
Section 2.19(a) of the Disclosure Schedule, Quincy's has or on the Closing Date will have good and marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Encumbrances.

         (B) Section 2.19(b) of the Disclosure Schedule contains a true and correct list of each parcel of real property which is leased by any Quincy's Entity as tenant (the "Leased Real Property") and identifies each Contract pursuant to which any Quincy's Entity leases the Leased Real Property (the "Real Property Leases"). Quincy's is the lessee under each of the Real Property Leases. Each Real Property Lease is in full force and effect and there is no existing Default thereunder by Quincy's or, to the Knowledge of the Sellers, any other party to such Real Property Leases. Except for Permitted Encumbrances, or as described in Section 2.19(b) of the Disclosure Schedule, Quincy's' interest in the Real Property Leases is free and clear of Liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties created by Quincy's other than the lessor thereof or any mortgagees of such lessors. Section 2.19(b) of the Disclosure Schedule identifies each Real Property Lease which contains use restrictions.

         (C) Except as otherwise indicated in Section 2.19(c) of the Disclosure Schedule, all improvements on the Real Property and the Leased Real Property conform to all applicable state and local laws, use restrictions, building ordinances, and health and safety ordinances, except to the extent any failure to conform is not reasonably likely to have a Quincy's Material Adverse Effect, and Sellers have not received written notice that any such property is not zoned for the various purposes for which the Real Property and the Leased Real Property and improvements thereon are presently being used.

         (D) Except as otherwise indicated in Section 2.19(d) of the Disclosure Schedule, Quincy's has received no written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting the Real Property or the Leased Real Property.

         (E) Except for Permitted Encumbrances and except as identified on
Section 2.19(e) of the Disclosure Schedule, to the Knowledge of the Sellers, there is no private restrictive covenant or governmental use restriction (including zoning), on all or any portion of the Real Property or the Leased Real Property which prohibits the current use of the Real Property and the Leased Real Property.

         (F) To the Knowledge of Sellers, all Permits and Consents required for the occupancy and operation of the Real Property and the Leased Real Property (with appurtenant parking uses) as presently being used have been obtained and are in full force and effect and no notices of violations in connection with such items have been received by or on behalf of Quincy's.

         (G) There are no studies or reports prepared by or on behalf of Sellers or any Quincy's Entity or, to the Knowledge of Sellers, by any other third party which indicate any defects in the design or construction of any of the improvements on the Real Property or the Leased Real Property.

         (H) Quincy's has not failed to pay any Taxes or other charges which any Quincy's Entity is obligated to pay and which adversely affect the present use of the Real Property or Leased Real Property.

         (I) There is no pending Litigation, and no Quincy's Entity has received during the two (2) years immediately preceding the date hereof notice of any disputes, concerning the location of the lines and corners of the Real Property, and no Quincy's Entity has been served with any legal action concerning the location of the lines and corners of the Real Property.

         (J) No Person, other than BAC, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the lease, purchase, assignment or transfer of all or any portion of the Real Property or the Leased Real Property other than Permitted Encumbrances and other than as stated in Section 2.19(j) of the Disclosure Schedule.

         (K) Except as described on Section 2.19(k) of the Disclosure Schedule, no commitment has been made by or on behalf of Quincy's to any governmental authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to the Real Property which would impose an obligation upon Quincy's or its successors or assigns to make any contributions or dedications of money or any part of the Real Property, or to construct, install or maintain any improvements of a public or private nature as part of the Real Property.

         (L) Except as shown on the surveys being obtained by Sellers in connection with the transactions contemplated hereby, the parcels comprising the Real Property constitute separately subdivided, legally distinct parcels of land. Quincy's has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Real Property which relate to such subdivision.

         (M) Except as shown on the surveys being obtained by Sellers in connection with the transactions contemplated hereby and except as described on
Section 2.19(m) of the Disclosure Schedule, there is no default or breach by Quincy's nor have Sellers received written notice of a breach of any other party thereto, under any covenants, conditions, restrictions or easements which may affect the Real Property or any portion or portions thereof which are to be performed or complied with by the owner of the Real Property or the Leased Real Property, and no condition or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a Default or breach by Quincy's nor, to the Knowledge of the Sellers, any other party thereto, under any such covenants, conditions, restrictions, rights-of-way or easements.


                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF BAC

         BAC hereby represents and warrants to Spartan and Advantica as follows:

         3.1 ORGANIZATION, STANDING, AND POWER. BAC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own, lease and operate its material Assets. BAC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a BAC Material Adverse Effect.

         3.2      AUTHORITY; NO BREACH BY AGREEMENT.

         (a) BAC has the corporate power necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BAC. This Agreement represents a legal, valid, and binding obligation of BAC, enforceable against BAC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' fights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by BAC, nor the consummation by BAC of the transactions contemplated hereby, nor compliance by BAC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BAC's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any BAC Entity under, any material Contract or material Permit of any BAC Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a BAC Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 6.1(b), violate any Law or Order applicable to any BAC Entity or any of their respective material Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a BAC Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BAC of the Stock Purchase and the other transactions contemplated in this Agreement,

         3.3 LEGAL PROCEEDINGS. There is no Litigation pending, or, to the Knowledge of BAC, threatened against any BAC Entity that is reasonably likely to have, individually or in the aggregate, a BAC Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BAC Entity, that are reasonably likely to have, individually or in the aggregate, a BAC Material Adverse Effect.

         3.4 STATEMENTS TRUE AND CORRECT. All documents that any BAC Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law

         3.5 SECURITIES ACT. BAC is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. BAC acknowledges that the Shares are not registered under the Securities Act or any applicable state securities laws, and that such Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

         3.6 BAC'S INVESTIGATION. BAC is an informed and sophisticated purchaser and is experienced in the evaluation and purchase of companies such as Quincy's. Except for investigations of title to Real Property described in Section 1.8 hereof, BAC has undertaken such investigations as it has deemed necessary to enable it to make an informed and intelligent decision with respect to this Agreement, and BAC acknowledges that Sellers and the Quincy's Entities have allowed BAC such access as has been reasonably requested by BAC to the personnel, property, premises and records of the Quincy's Entities for this purpose. To the extent expressly permitted hereafter under this Agreement, BAC will undertake such further investigation as it deems necessary. BAC acknowledges that in entering this Agreement, and acquiring the Shares and in consummating the other transactions contemplated herein, BAC has relied solely upon its own investigation and analysis and, to the extent expressly permitted by this Agreement, the representations and warranties contained in this Agreement, and that none of the Sellers and the Quincy's Entities (and any of their respective Representatives and Affiliates) has made any representation or warranty as to the Sellers, the Quincy's Entities, the Shares, this Agreement or the business of the Quincy's Entities except as expressly set forth in this Agreement, and BAC agrees, to the fullest extent permitted by Law, that, except as expressly provided for herein or pursuant to the express provisions hereof, none of Sellers (and their respective Representatives and Affiliates) shall have any liability to BAC or the Quincy's Entities (or any of their respective Representatives or Affiliates) on any basis based upon any information made available or statements made to BAC (or any of its Representatives or Affiliates).


                                    ARTICLE 4
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         4.1 AFFIRMATIVE COVENANTS WITH RESPECT TO QUINCY'S. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of BAC shall have been obtained, which consent shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated herein, Sellers shall and shall cause Quincy's and each Quincy's Subsidiary to (a) operate its business only in the ordinary course, and (b) use its reasonable efforts to preserve intact its business organization and Assets and to maintain its rights and franchises.

         4.2 NEGATIVE COVENANTS WITH RESPECT TO QUINCY'S. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of BAC shall have been obtained, which consent shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated herein, Sellers covenant and agree that they shall cause Quincy's not to do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

         (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Quincy's Entity, or

         (b) incur any additional indebtedness for borrowed money (other than indebtedness of a Quincy's Entity to another Quincy's Entity) or enter into any capital lease requiring payments in excess of an aggregate of $100,000 (for the Quincy's Entities on a consolidated basis) except in the ordinary course of the business of Quincy's Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any material Asset of any Quincy's Entity of any Lien other than Permitted Encumbrances and other than in connection with Liens in effect as of the date hereof that are disclosed in the Disclosure Schedule; or

         (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Quincy's Entity, or declare or pay any dividend or make any other distribution in respect of Quincy's capital stock; or

         (d) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Quincy's Common Stock or any other capital stock of any Quincy's Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right in respect of the capital stock of any Quincy's Entity; or

         (e) adjust, split, combine or reclassify any capital stock of any Quincy's Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Quincy's Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Quincy's Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Quincy's Entity) or (y) any Asset having a book value in excess of $20,000 other than in the ordinary course of business; or

         (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Quincy's Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

         (g) grant any increase in compensation or benefits to the employees or officers of any Quincy's Entity, except in the ordinary course of business or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written

Contracts in effect on the date of this Agreement and disclosed in Section 4.2(g) of the Disclosure Schedule; or enter into or amend any severance agreements or arrangements with any employees or officers of any Quincy's Entity; or grant any material increase in fees or other increases in compensation or other benefits to officers or directors of any Quincy Entity except in accordance with past practice as described in Section 4.2(g) of the Disclosure Schedule and except as otherwise disclosed in Section 4.2(g) of the Disclosure Schedule; or

         (h) enter into or amend any written employment Contract between any Quincy's Entity and any Person (unless such amendment is required by Law) that provides for severance or similar payments (other than payments to be made pursuant to severance or similar policies currently in effect and described in
Section 4.2(h) of the Disclosure Schedule) if the Quincy's Entity does not have the unconditional right to terminate any such Contract without Liability (other than Liability for services already rendered), at any time on or after the Closing Date; or

         (i) adopt any new employee benefit plan of any Quincy's Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Quincy's Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

         (j) make any material change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP or otherwise in the ordinary course of business; or

         (k) except in the ordinary course of business, commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Quincy's Entity for material money damages or restrictions upon the operations of any Quincy's Entity, or

         (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract or release, compromise or assign any material rights or claims.

         4.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect or a BAC Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.


                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 APPLICATIONS; ANTITRUST NOTIFICATION. BAC shall promptly prepare and file, and Spartan and Advantica shall cooperate and cause Quincy's to cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The filing fee relating to any notification and report form required by the HSR Act for the transactions contemplated hereby shall be paid by BAC.

         5.2 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 6, provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         5.3      INVESTIGATION AND CONFIDENTIALITY.

         (a) Prior to the Closing Date, Sellers shall keep BAC advised of all material developments relevant to the Business and to consummation of the Stock Purchase and shall permit BAC to make or cause to be made such investigation of the business and properties of Quincy's and its Subsidiaries and of their respective financial and legal conditions as BAC reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere with normal operations without the prior consent of Advantica, which consent shall not be unreasonably withheld or delayed. No investigation by a Party shall affect the representations and warranties of the other Party.

         (b) Except as required by law, from the date hereof to and through the Closing Date, no Party shall make any announcement, nor will such Party discuss the transactions contemplated hereby with any third party, other than such Party's accountants, attorneys, or financial advisors, without the prior consent of the other Parties hereto. From the date hereof to and through the Closing Date, the Parties shall maintain in confidence, and cause their respective agents, representatives, accountants, counsel and other advisors to maintain in confidence, any written, oral or other information obtained from any other Party or Parties in connection with the Transaction, unless (i) such information is already known to such Party or to others not bound by a duty of confidentiality or such information is or becomes publicly available through no fault of such Party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or
(iii) the furnishing or use of such information is required by or necessary or appropriate in connection with a legal proceeding.

         5.4 PRESS RELEASES. Prior to the Closing Date, the Parties shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 5.4 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         5.5      LIMITATION OF LIABILITIES.

         (a) From and after the Closing Date, except as expressly provided in this Agreement (including, without limitation, provisions relating to Excluded Liabilities), no member of the Retained Group shall have any obligation or liability whatsoever relating to the Business or Assets of any of the Quincy's Entities as the same shall exist on the Closing Date or arise thereafter, including, without limitation, obligations or liabilities for any deductibles with respect to any insurance policies (including, without limitation, any arrangement between any Quincy's Entity, on the one hand, and any member of the Retained Group, on the other hand, with respect to self-insurance) and obligations or liabilities under any guarantees by any member of the Retained Group of any obligations or liabilities (other than Excluded Liabilities) of any Quincy's Entity. From and after the Closing Date, BAC shall, and BAC shall cause the Quincy's Entities to, indemnify and hold the Retained Group harmless from all such obligations and liabilities (including the cost of defense thereof and reasonable attorneys' fees and expenses incurred in litigation or otherwise) that are alleged against or might be imposed on any member of the Retained Group. BAC shall cooperate with the Retained Group, both before and after the Closing Date, by taking, and after the Closing, causing the Quincy's Entities to take, all actions which Sellers shall reasonably request, excluding payment of any monetary consideration, to effect the termination, contingent upon Closing, of any such Retained Group guarantee, obligation or liability and, both before and after the Closing, BAC shall use its reasonable efforts to provide, contingent upon Closing, a substitute guarantee or other arrangement to release the Retained Group from any liability or obligation under any such guarantee, obligation or liability; provided, however, that no such substitute guarantee or other arrangement need be obtained in respect of the guarantee by any member of the Retained Group of any Real Property Lease. To the Knowledge of Sellers,
Section 5.5(a) of the Disclosure Schedule includes a complete list of all guarantees or other agreements binding upon the members of the Retained Group in respect to obligations (other than Excluded Liabilities) of the Quincy's Entities. In addition, on or prior to Closing, BAC will obtain, or will cause the Quincy's Entities to obtain, one or more insurance policies or other arrangements covering substantially all of the liabilities and obligations (other than Excluded Liabilities) of the Quincy's Entities arising after the Closing Date which are currently insured pursuant to insurance policies or arrangements provided or paid for by any member of the Retained Group. At Closing, BAC shall provide to Sellers certificates of insurance evidencing that substitute coverage has been obtained. The parties agree that the Quincy's Entities will be removed from the insurance policies maintained or provided by the Retained Group as of the Closing Date with respect to all liabilities and obligations arising after the Closing Date. The elimination of the Quincy's Entities from coverage maintained or provided by the Retained Group shall be without prejudice to the indemnification and reimbursement obligations of BAC and the Quincy's Entities.

         (b) Prior to or contemporaneously with the Closing, Sellers shall (i) assume and agree to timely pay and perform, and cause the Quincy's Entities to be released and discharged from, all liabilities, restrictions and obligations under or incurred pursuant to the Advantica Credit Agreement, and cause to be delivered at the Closing release documents, duly executed by or on behalf of the applicable secured parties, providing for the release of all Liens on any Assets of the Quincy's Entities which secure payment or performance of such liabilities and obligations, and (ii) assume and agree to timely pay and perform, and use reasonable efforts to cause the Quincy's Entities to be released and discharged from, the obligations and liabilities of the Quincy's Entities listed or described in Section 5.5(b) of the Disclosure Schedule (other than those described in the preceding clause (i)) and use reasonable efforts to cause to be terminated, released or otherwise removed all Liens on any Assets of the Quincy's Entities which secure the payment or performance of such liabilities and obligations, in each of the foregoing cases in accordance with the terms and provisions of the instruments evidencing the liabilities and obligations to be assumed or as otherwise agreed by the applicable parties thereto and without liability, cost or expense to BAC or the Quincy's Entities and without the sale or other disposition of Assets so encumbered. From and after the Closing Date, except as otherwise expressly provided in this Agreement, none of the Quincy's Entities shall have any obligation or liability with respect to the Excluded Liabilities or whatsoever relating to the business or assets of any member of the Retained Group as the same exist at the Closing Date or arise thereafter, including, without limitation, obligations or liabilities under any guarantees by any of the Quincy's Entities of any obligations or liabilities of the Retained Group. From and after the Closing Date, Sellers shall indemnify and hold BAC and the Quincy's Entities harmless from the Excluded Liabilities and all such obligations and liabilities (including the cost of defense thereof and reasonable attorneys' fees and expenses incurred in litigation or otherwise) that are alleged against or might otherwise be imposed on the Quincy's Entities. Sellers shall cooperate with BAC and the Quincy's Entities, both before and after the Closing, by taking, and after Closing, causing the Retained Group to take, all actions necessary or appropriate, or which BAC or the Quincy's Entities shall reasonably request, excluding payment of any monetary consideration, to effect the termination, contingent upon Closing, of any such Quincy's Entity guarantee, obligation or liability and, both before and after the Closing, Sellers shall use their reasonable efforts to provide, contingent upon Closing, a substitute guarantee or other arrangement to release the Quincy's Entities from any liability or obligation under any such guarantee, obligation or liability. In addition, on or prior to Closing, Sellers will obtain, or cause the Retained Group to obtain, one or more insurance policies or other arrangements covering substantially all Excluded Liabilities to the extent such Excluded Liabilities are currently insured pursuant to insurance policies or arrangements provided or paid for by any member of the Retained Group or the Quincy's Entities. To the extent such substitute insurance is required pursuant to the preceding sentence, at the Closing, Sellers will provide to BAC certificates of insurance evidencing that substitute coverage has been obtained.

         5.6 TRANSITION SERVICES AGREEMENT. At the Closing the Parties shall enter into a Transition Services Agreement consistent with the term sheet attached hereto as EXHIBIT 5.6, pursuant to which Advantica or one of its Affiliates shall provide to Quincy's accounting, purchasing, data base, payroll and related systems support services of a quality and frequency substantially similar to those currently provided by the Retained Group to Quincy's for up to ten months following the Closing at no cost to BAC or Quincy's (including but not limited to costs and expenses relating to or arising out of Advantica's agreement with IBM Global Services (ISSC)); provided, however, that such agreement shall not require the provision of in-restaurant point of sale or related computer maintenance and further provided that, other than payments to IBM Global Services (ISSC), no member of the Retained Group shall have any obligation to pay any third party in connection with providing any services pursuant to the Transition Services Agreement and, to the extent that any such payments to third parties will be required consistent with past practice, all such payments will be made by BAC. BAC shall have options to extend the term of the Transition Services Agreement from month to month for up to an additional two months for a payment of $200,000 per month made by BAC to Advantica.

         5.7      EMPLOYEE MATTERS.

         (a)      Employment.  On the Closing Date, BAC or Quincy's shall:

                  (i) continue to employ all field and Restaurant employees employed by each Quincy's Entity as of the Closing Date (the "Field Employees");

                  (ii) continue to employ all employees other than Field Employees employed by each Quincy's Entity as of the Closing Date (the "Non-Field Employees") except those individuals named in Section 5.7(a)(ii) of the Disclosure Schedule; (the "Excluded Employees"); and

                  (iii) have the right to offer employment to those individuals named in Section 5.7(a)(iii) of the Disclosure Schedule (the "Other Employees"),

except as otherwise agreed among the Parties. All such individuals so employed or hired are hereinafter referred to as the "Hired Employees." Sellers expressly acknowledge and agree that no counteroffer shall be made by Advantica or any Advantica Affiliate to any Other Employee to whom an offer of employment is made pursuant to Section 5.7(a)(iii) above. Except as expressly assumed by BAC, Sellers shall be responsible for all costs and liabilities attributable to the Other Employees occurring prior to the Closing Date. Except as expressly assumed by Sellers, BAC and Quincy's shall be responsible for all costs and liabilities attributable to the Field Employees and the Non-Field Employees occurring prior to the Closing Date. BAC and Quincy's shall be responsible for all costs and liabilities attributable to the Hired Employees arising on and after the Closing Date. Effective at the Closing Date, Advantica shall cause any member of the Retained Group to release all Hired Employees from any employment and/or confidentiality agreement previously entered into between any member of the Retained Group and such Hired Employees relating to the Business to the extent (but only to the extent) necessary for BAC to operate the Business in the same manner as operated by Quincy's prior to the Closing Date.

         (b) Non-Solicitation. For a period commencing on the date hereof and expiring on the first (1st) anniversary of the Closing Date, neither Sellers nor any Advantica Affiliate shall directly or indirectly solicit, offer employment to (i) any Field Employee, (ii) any Non-Field Employee other than those named in
Section 5.7(a) of the Disclosure Schedule or (iii) any Other Employee who accepts an offer of employment made pursuant to Section 5.7(a)(iii) above, without the prior written consent of BAC. None of the Retained Group shall be in breach of the provisions of this paragraph (b) as a result of or on account of
(i) the solicitation or offer of employment to any of the persons described in this paragraph (b) who, at the time of such solicitation or offer of employment, is no longer an employee of any of BAC and the Quincy's Entities, unless such person left the employment of BAC or a Quincy's Entity at the request or instigation of any member of the Retained Group (other than a general solicitation not targeted at Quincy's employees).

         5.8 INTELLECTUAL PROPERTY MATTERS. The Parties acknowledge that the Intellectual Property identified in Section 5.8 of the Disclosure Schedule which is used in and useful to the continuing operation of the Business is currently owned by Advantica or Advantica has a valid and enforceable, royalty free, perpetual license to use such Intellectual Property in the Business (the "Advantica Intellectual Property"). At the Closing, Advantica shall assign, license, sublicense, convey and deliver to BAC or Quincy's all such Advantica Intellectual Property in consideration for the sum of ONE MILLION DOLLARS ($1,000,000) payable to Advantica by BAC in immediately available funds on the Closing Date pursuant to an instrument or instruments reasonably satisfactory to BAC and Advantica.

         5.9 MERGER OF QUINCY'S. BAC and Sellers acknowledge and agree that Sellers intend to merge Quincy's Realty, Inc., an Alabama corporation wholly-owned by Quincy's, with and into Quincy's such that Quincy's is the surviving corporation. Such merger of Quincy's Realty, Inc. with and into Quincy's is expressly hereby permitted by this Agreement and shall not result in any breach of any provision of this Agreement.

         5.10 RETENTION OF BOOKS AND RECORDS. BAC shall cause the Quincy's Entities to retain, until all applicable tax statutes of limitations (including periods of waiver) have expired, all books, records and other documents pertaining to the Quincy's Entities in existence on the Closing Date that are required to be retained under the Quincy's Entities' current retention policies and to make the same available after the Closing Date for inspection and copying by Advantica or its agent at Advantica's expense, during regular business hours and upon reasonable request and reasonable advance written notice. After the expiration of such period, no such books and records shall be destroyed by BAC without first advising Advantica and giving Advantica an opportunity to obtain possession thereof. Advantica agrees that the confidentiality

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of such records will be maintained and that such records will be used only for tax or other business purposes.

         5.11 CASH SWEEPS. Notwithstanding any other provision of this Agreement to the contrary, prior to the Closing, the bank accounts of the Quincy's Entities will continue to be swept on a daily basis, consistent with past practice.

         5.12 NEW BANK ACCOUNTS. BAC acknowledges and agrees that the bank accounts identified in Section 5.12 of the Disclosure Schedule shall be transferred to the Retained Group effective upon Closing. Consequently, on or before the Closing Date, BAC shall establish, with the cooperation of Sellers, suitable bank accounts such that, commencing immediately after the Closing Date, BAC can utilize such accounts in connection with the operation of the Business and will no longer need to utilize the bank accounts identified in Section 5.12 of the Disclosure Schedule. All collections attributable to the operation of the Business up to and including the close of business on the Closing Date shall be for the benefit of the Retained Group, and all collections attributable to the operation of the Business after the close of business on the Closing Date shall be for the benefit of the Quincy's Entities and BAC. Sellers and the Quincy's Entities agree to make appropriate payments to reflect such intention.

         5.13     EMPLOYEE BENEFIT PLANS.

         (a) Termination of Participation in Quincy's Benefit Plans. The Sellers shall cause each Quincy's Entity to terminate its participation in all Quincy's Benefit Plans (as defined in Section 2.15) immediately prior to the Closing, with no resulting cost, liability or expense to Quincy's or BAC except to the extent provided by this Agreement.

         (b) Establishment of New Plans. Concurrently with the Closing, BAC shall cause Quincy's to establish the plans and programs (the "New Plans") providing the following benefits: medical, dental, vision, long-term disability, short-term disability, and life insurance. The New Plans' provisions shall provide for employee participation and benefits identical (unless otherwise agreed to in writing by the Parties) to those provided by Quincy's prior to the Closing. To the extent the benefits administration provisions of the Transition Services Agreement remain applicable, the New Plans' benefits shall be on a "no loss/no gain basis" so that there are no new preexisting condition exclusions or waiting periods imposed on, or evidence of insurability required of participants covered in the comparable Quincy's Benefit Plans prior to the Closing (except to the extent those periods, conditions and other limitations were imposed prior to the Closing), and so that benefits paid prior to the Closing by the comparable Quincy's Benefit Plans are credited towards deductibles, co-payment, out-of-pocket, and similar limitations. Neither Quincy's nor BAC will terminate health coverage for Hired Employees during the 90 day period immediately following the Closing DateNotwithstanding the foregoing, nothing in this Agreement shall prevent Quincy's or BAC from amending or terminating the New Plans after the period provided for in the Transition Services Agreement. The foregoing is on the basis that all insurers or providers under Quincy's Benefits Plans will be insurers or providers under the New Plans and that any such insurer or provider agrees to the foregoing requirements without any material incremental cost to Quincy's. If any insurer or provider will not so do, the Parties will mutually and reasonably agree to any variation from the foregoing requirement.

         (c) Handling of Medical and Similar Claims. The Quincy's Benefit Plans will process and pay medical and other benefit claims in the normal course through the day prior to the Closing. On and after the Closing, the New Plans shall be liable for any claims of Field Employees (and eligible spouses and dependent of Field Employees, COBRA continuees who would have been Field Employees if employed by the Quincy's Entities as of the Closing and "Qualified Beneficiaries" under ERISA of such COBRA continuees) which had not yet been finally processed and paid by the comparable Quincy's Benefit Plans (regardless of whether those claims were incurred on or before the Closing, and regardless of whether claims had yet been filed). The Quincy's Benefit Plans shall not pay or be responsible for any such claim which it had not yet processed and paid prior to the Closing, and shall forward such claims to the New Plans.

         (d) Sellers' Cooperation Regarding New Plans. The Sellers will cooperate with Quincy's and BAC in establishing the New Plans and utilizing the Quincy's Benefits Plans' current third party service providers (to the extent such third parties agree to do so) during the Transition Period provided for in the Transitional Services Agreement under Section 5.6. However, the Sellers disclaim any responsibility for enrollment following the Closing and any undertaking to provide services which could cause the Sellers to become fiduciaries with respect to the New Plans. Nothing in this Agreement or in any services provided by Sellers shall be construed to imply that, on or after Closing, Seller is a sponsor or co-sponsor of any Quincy's Benefit Plan or any plan maintained by Advantica or its Affiliates. Quincy's and BAC agree to pay all third party service providers directly to the greatest extent possible. Additional requirements regarding the New Plans may be specified in the Transitional Services Agreement, including Quincy's and BAC's indemnification of Sellers and Advantica and including Sellers' and Advantica's indemnification of Quincy's and BAC.

         (e) Excluded Employees. At or prior to the Closing, Sellers shall cause Quincy's to terminate the employment of the Excluded Employees. Sellers shall be responsible for and shall defend, indemnify and hold BAC and Quincy's harmless from and against all obligations and liabilities, under Quincy's Benefit Plans or otherwise, with respect to the termination of employment of the Excluded Employees. With respect to any Excluded Employee (including any beneficiary or dependent thereof), Sellers shall be responsible for and shall defend, indemnify and hold BAC and Quincy's harmless from and against all liabilities and obligations relating to claims, expenses, illnesses, injuries and any other occurrences on or prior to the Closing and any liabilities under Quincy's Benefit Plans arising out of periods prior to the Closing and any liabilities under Quincy's Benefit Plans arising out of periods prior to the Closing. Notwithstanding the foregoing, with respect to any Excluded Employee who is terminated by Quincy's at or prior the Closing and not thereafter employed by the Retained Group and who is hired by BAC, the Quincy's Entities or any of their Affiliates within six (6) months immediately after the Closing Date, BAC or the Quincy's Entities shall reimburse Sellers for any and all obligations incurred by any member of the Retained Group in connection with

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

such termination of the employment of such Excluded Employee and such Excluded Employee shall be treated as a Field Employee for purposes of Subsection (c) above and Subsection (f) below.

         (f) Field Employees. Subject to the limitations described in Subsections (b) and (c) above, from and after the Closing Date, BAC agrees that all Field Employees shall be eligible to participate in BAC's employee benefit plans and programs (including eligibility for vacation and sick leave) and shall be given credit for past service with Quincy's for purposes of eligibility, vesting, deductibles, co-payments and pre-existing conditions as if such employee had been employed by BAC to the extent permitted by applicable nondiscrimination rules under the Code and to the extent permitted by such plans and programs.

         (g) No Third-Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Sellers or Quincy's in respect of continued employment (or resumed employment) with either BAC or Quincy's or any of BAC's or Sellers' Affiliates and no provision of this Agreement shall create any such rights in any such employee or former employee in respect of any benefits that may be provided, directly or indirectly, under any Quincy's Benefit Plan or any plan or arrangement which may be established by BAC or Quincy's. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Sellers, BAC or any of their respective Affiliates or Quincy's.

         5.14 OPERATION OF RETAINED RESTAURANTS. At the Closing, BAC and Sellers shall enter into a license agreement pursuant to which BAC shall grant to Sellers a royalty-free license to use during the year commencing on the Closing Date and ending on the first anniversary of the Closing Date the "Quincy's" brand name solely with respect to the operation of any Restaurant which has operated up to the Closing Date under the "Quincy's" brand name and which is transferred from any Quincy's Entity to Spartan or its designee in accordance with Section 1.2.

         5.15 CONDITION OF ASSETS. If on or prior to the Closing Date any of the Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Sellers (whether or not similar to the foregoing) to an extent which, in the reasonable opinion of BAC, materially affects the value of the Assets, taken as a whole, BAC shall have the right (a) to terminate this Agreement and all of BAC's obligations hereunder without incurring any liability to Sellers or any Advantica Affiliate as a result of such termination, (b) to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to Sellers or any Advantica Affiliate, in respect of such loss plus an amount equal to any deductible or co-insurance reserve applicable to such loss, or (c) subject to Section 8.1(f), to close the transactions contemplated hereby, excluding, however, the portion of the Real Property so damaged with a corresponding reduction in the Purchase Price equal to the Value of such Real Property so excluded. If under the circumstances described in the foregoing sentence, BAC shall elect to consummate the transactions provided for herein, Sellers shall, on demand, pay to BAC

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


the full amount of any insurance proceeds received by Sellers or any Advantica Affiliate in respect of any such loss, together with any deductible or co-insurance reserve applicable to such loss.

         5.16 FURTHER ASSURANCES. At any time after the Closing Date, Sellers and BAC shall, and BAC shall cause the Quincy's Entities to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by BAC or Sellers, as the case may be, and necessary for BAC or Sellers, as the case may be, to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

         5.17 SRT ACKNOWLEDGMENT. On or before the Closing Date, BAC shall execute and deliver to Sellers a written confirmation, substantially in the form set forth in EXHIBIT 5.17, that neither BAC nor the Quincy's Entities have any right, title or interest in, to or under certain Defeasance Eligible Investments or any other Borrower Collateral (each as defined in documents governing the Secured Restaurants Trust mortgage pool) transferred to and pledged by another subsidiary of Spartan in connection with the release of the assets of Quincy's from the Secured Restaurants Trust mortgage pool.

         5.18 SUPPLEMENTAL DISCLOSURE. Sellers shall have the right and the continuing obligation up to and including the Closing Date to supplement promptly or amend the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Disclosure Schedule; provided, however, that BAC may unilaterally extend the Closing Date if necessary to allow BAC three (3) business days to review any material supplements or amendments to the Disclosure Schedule prior to the Closing Date. If, in Purchaser's reasonable determination, any such supplement or amendment to the Disclosure Schedule reveals a Quincy's Material Adverse Effect, BAC may terminate this Agreement pursuant to Section 8.1.

                                   ARTICLE 5A
                                   TAX MATTERS

         SECTION 5A.1.     COOPERATION.

         (a) Sellers and BAC agree that it is their mutual intention that the purchase and sale of the Shares shall be treated for federal income tax purposes, as well as for all relevant state, local and foreign income Tax purposes, as a purchase and sale of the assets of the Quincy's Entities. Advantica and BAC shall jointly make timely Section 338(h)(10) Elections with respect to each of the Quincy's Entities in accordance with Section 338(h)(10) of the Code and accompanying Treasury Regulations and any corresponding elections under state, local and foreign Tax law where applicable (the "Section 338(h)(10) Elections") with respect to the purchase and sale of the Shares and with respect to the deemed purchase and sale of the assets of the Quincy's Entities. The Sellers represent that its sale of the Shares is eligible for, and BAC represents that it is qualified to make, such elections. The Sellers and the Quincy's Entities shall report, for federal income tax purposes (and for state, local and foreign income tax purposes

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


where permitted by applicable law), the transaction under this Agreement consistent with the Section 338(h)(10) Elections; and none of the Sellers, the Quincy's Entities or BAC will take a position under the Code contrary thereto in any Tax Return or in any discussion with or any proceeding before any Taxing Authority or other governmental body or otherwise, unless required to do so by applicable Tax laws pursuant to a determination as defined in Section 1313(a) of the Code. Except for the purchase of Shares, the Section 338(h)(10) Elections, the sales or conversions described in Section 1.4(b), the transfer of Excluded Assets or the purchase of the Advantica Intellectual Property, BAC shall not cause or permit the Quincy's Entities to engage after the Closing, on the Closing Date, in any transaction outside the ordinary course of business that affects the Taxes of the Quincy's Entities.

         (b) Buyer and Seller agree to the allocation of the Purchase Price, as adjusted, as follows: (i) one million dollars ($1,000,000) to the Advantica Intellectual Property acquired, (ii) two million five hundred thousand dollars ($2,500,000) to the Transition Services Agreement, (iii) that number of dollars equal to the value of the current assets as shown on Schedule A, and (iv) any remaining dollars to the Operating Property or Real Property acquired. Advantica's consolidated federal income Tax Return (and where permitted by law, all state, local and foreign income Tax Returns of Advantica, Spartan or any Advantica Entity other than the Quincy's Entities for such jurisdictions that compute Tax on a combined, consolidated or similar basis) and all filings for which BAC is responsible under paragraph (c) below shall be consistent with and, when required to do so , reflect the allocation set forth in this paragraph (b).

         (c) Notwithstanding anything to the contrary contained herein, Sellers and BAC agree to take, and cooperate with each other to take, all actions necessary or appropriate (including without limitation, the preparation, completion and timely joint filing by Advantica and BAC of Form 8023 and the preparation, completion and timely filing of such other forms, returns, elections, schedules and other documents, information and instruments (the "Forms")) to properly effect and preserve the Section 338(h)(10) Elections and to treat the transaction as a sale of assets as opposed to a sale of the Shares for income, franchise and similar tax purposes. Sellers and BAC shall take such action and file all such Forms in a timely manner and shall provide assurance to the other party that it has done so. BAC shall be responsible for the actual preparation and timely filing of all Forms required to be submitted to the IRS (and, where applicable, all state, local and foreign Taxing Authorities) in connection with properly effecting and preserving the Section 338(h)(10) Elections in accordance with the Code (or similar provisions of state, local or foreign law) and the terms of this Agreement, which Forms shall reflect the allocation set forth in Section 5A.1(b). If any changes are required to these Forms subsequent to their filing, the parties shall promptly agree and cooperate with respect to such changes. To the extent not executed and completed as of the date hereof, Sellers shall execute and deliver to BAC such Forms, including any amended or replacement Forms 8023, as are reasonably requested by BAC or as are required by the Code, or under similar provisions of state, local or foreign law at least twenty (20) days prior to the date such Forms are required to be filed. Sellers shall provide BAC with such information as BAC reasonably requests in order to prepare any Forms within thirty (30) days of BAC's request for such information or within such shorter period as is necessary to comply with applicable law. Notwithstanding the foregoing, BAC shall

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


request any such information as promptly as practicable following the final determination of the Working Capital Adjustment under Section 1.7 and Sellers shall provide such information as promptly as practicable following request therefor.

         (d) In no event shall the Quincy's Entities or BAC have any Liability directly or indirectly (pursuant to a tax sharing agreement or otherwise) for state, local or foreign income, franchise or similar taxes (including interest and penalties thereto) resulting from the Section 338(h)(10) Elections, or from an election or deemed election under Section 338(g) of the Code (or similar state, local or foreign provision) with respect to the purchase and sale of the Shares hereunder and the deemed purchase and sale of the assets of Quincy's Restaurants, Inc. and Quincy's Realty, Inc., including liabilities resulting from state, local or foreign income, franchise or similar tax jurisdictions that do not provide or recognize the Section 338(h)(10) Elections or do not apply their respective provisions corresponding to Section 338(h)(10) of the Code to the purchase and sale of Shares or the deemed purchase and sale of the assets of Quincy's Restaurants, Inc. and Quincy's Realty, Inc., (for example, because the Quincy's Entities file a separate company income Tax Return in such jurisdiction), and any such Liability shall be paid by Advantica and Spartan.


         (e) BAC recognizes that the Quincy's Entities have joined with Spartan, Advantica, and the other Advantica's Entities in filing consolidated, combined or similar Tax returns when permitted or required. After the Closing Date, (i) notwithstanding any tax sharing or similar agreement, Advantica shall and shall cause the members of the Retained Group to include (to the extent permitted or required by Law) the taxable income or loss, and all other items, of the Quincy's Entities for periods ending before or on the Closing Date (or any portion thereof up through and including the Closing Date), in their consolidated, combined or similar Tax Returns, including without limitation income and loss attributable to the Section 338(h)(10) Elections, the sale of the Advantica Intellectual Property, the sales or conversions described in
Section 1.4(b), or the disposition of the Excluded Assets, and (ii) in the case of those jurisdictions that require or permit a Tax Return not described in (i) and that permit or require a short period Tax Return ending on the Closing Date, Advantica and the Quincy's Entities and other Advantica Entities shall include the taxable income or loss, and all other items, of the Quincy's Entities for periods ending before or on the Closing Date, on such Tax Returns, including without limitation income and loss attributable to Section 338(h)(10) Elections, the sale of the Advantica Intellectual Property, the sales or conversions described in Section 1.4(b), or the disposition of the Excluded Assets.

         (f) With respect to any other Tax Returns for any taxable period that includes but does not end on the Closing Date (the "Straddle Tax Return"), Advantica shall in consultation with BAC prepare a schedule setting forth the taxable income or loss, Taxes collected from third parties (such as withholding and sales and use Taxes), and all other items of the Quincy's Entities, for the period commencing with the first day of the taxable period covered by such Straddle Tax Return up to and including the Closing Date ("Pre-Closing Period") and the period commencing with the first day after the Closing Date and ending with the last day of the taxable period covered by such Straddle Tax Return (the "Post-Closing Period"). The income and loss or other items of the Quincy's Entities will be allocated to the Pre-Closing Period, to the extent practicable by closing the books as of the end of the Closing Date. To the extent an allocation in accordance with the provision of the foregoing sentence is not practicable, such taxable income and loss or other items shall be allocated on the basis of the number of days (other than any items specifically allocable to the Pre-Closing Period or Post-Closing Period) in the Pre-Closing Period compared to the number of days in the entire taxable period covered by such Straddle Tax Return. Except with respect to the Excluded Assets and any real property sold by any Quincy's Entity prior to the date of this Agreement, all ad valorem and real and personal property taxes relating to real and personal property of the Quincy's Entities (including 1998) shall be borne by BAC.

         (g) Advantica shall (or shall cause the members of the Retained Group to) pay, and in no event shall BAC or the Quincy's Entities pay directly or indirectly (pursuant to a tax sharing agreement or otherwise) or be obligated to pay or have any Liability for, any Taxes described in Section 5A.1(d) or any Taxes attributable to the amounts described in Section 5A.1(e), including, without limitation, any Tax Liability attributable to the Section 338(h)(10) Elections, the disposition of the Excluded Assets, the sale of the Advantica Intellectual Property, the sales or conversions described in Section 1.4(b), or any Taxes attributable to the business or activities of the Quincy's Entities prior to or on the Closing Date. In the case of the Straddle Tax Returns, upon notice from BAC, Advantica or Spartan shall pay BAC an amount which reflects the Taxes attributable to the income, operations and properties of the Quincy's Entities for the Pre-Closing Period, including, without limitation, any Tax Liability attributable to the Section 338(h)(10) Elections, the sale of the Advantica Intellectual Property, the sales or conversions described in Section 1.4(b), or the disposition of the Excluded Assets. Advantica shall pay BAC or the Taxing Authority directly the Taxes which are payable with such Tax Returns within three (3) Business Days prior to the date for the filing of such Tax Returns. If Advantica pays any such Taxes directly to a Taxing Authority pursuant to this Section 5A.1(g), Advantica shall provide BAC with proof of such payment within 30 days of payment.

         (h) Advantica shall be responsible for, and shall have ultimate discretion with respect to, (i) the preparation and filing of all Tax Returns required or permitted by applicable Law to be filed by the Quincy's Entities (or by Advantica or its Affiliates on their behalf) with respect to taxable years (including short taxable years) that end on or before the Closing Date (and the payment of all Taxes reported on such Tax Returns), and (ii) representation and responsibility for any Tax Audit, including the execution of any waiver of limitation with respect to any Tax Audit, relating to any such Tax Returns but excluding any Tax Audit relating to ad valorem, real and personal property Taxes in connection with all real estate and personal property acquired by BAC; provided, however, that all Straddle Tax Returns shall be prepared in a manner consistent with past practices and insofar as is relevant to the Quincy's Entities, BAC shall have the right to review any such Straddle Tax Return at least three (3) days prior to filing and Advantica shall inform BAC as to any trust fund tax matter that is reasonably likely to have an adverse affect on the Quincy's Entities for periods (or portions thereof) beginning after the Closing Date, provided, further, that insofar as is relevant to the Quincy's Entities, no such Tax Audit, excluding the

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


currently pending Florida sales tax audit and income, or similar Tax Audit, shall be settled or otherwise concluded (or any waiver signed) without the consent of BAC (which shall not be unreasonably withheld or delayed) to the extent such settlement is reasonably likely to have an adverse affect on the Quincy's Entities for the period (or portions thereof) beginning after the Closing Date. BAC will timely execute all powers of attorney reasonably requested by Advantica to allow Advantica or its affiliates to represent the Quincy's Entities on all matters pertaining to Taxes for the Pre-Closing Periods.

         (i) BAC and the Quincy's Entities shall be responsible for, and shall have ultimate discretion with respect to, (i) the preparation and filing of all Tax Returns required to be filed by the Quincy's Entities with respect to periods that begin after the Closing Date (and the payment of all Taxes reported on any such Tax Return), and (ii) the preparation and filing of the Straddle Tax Returns, if any, and (iii) any Tax Audit (including the execution of any waiver of limitation with respect to any Tax Audit) relating to any such Tax Returns; provided, however, that in the case of any Straddle Tax Return, the preparation and filing of such Tax Return shall be subject to the review of Advantica at least three (3) days prior to filing and, with respect to the Pre-Closing Period portion of such returns, approval of Advantica (which approval shall not be unreasonably withheld or delayed), and (iv) filing all employment Tax Returns of the Quincy's Entities including but not limited to IRS forms 940, 941, W-2 and W-3 and all similar state and local employment Tax Returns for the calendar year ended 1998 including activity required to be reported for the Pre-Closing Period (exclusive of any quarterly state unemployment or similar Tax reports for the Pre-Closing Period) and (v) filing all information reporting Tax Returns of the Quincy's Entities including but not limited to IRS forms 1096 and 1099 and all similar state and local information returns for the calendar year ended 1998 including activity required to be reported for the Pre-Closing Period and (vi) all filing, payments and Tax Audits relating to ad valorem, real and personal property taxes relating to all real estate and personal property of the Quincy's Entities (other than the Excluded Assets and any real property sold by any Quincy's Entity prior to the date of this Agreement); provided, however, that Advantica shall and shall cause the Advantica Entities (other than the Quincy's Entities) to provide information and assistance as is reasonably necessary for BAC to timely file (or cause the Quincy's Entities to timely file) the items described in this Section 5A.1(i), including but not limited to work papers and all other information required to file the applicable returns and BAC shall inform Advantica as to any trust fund Tax matter that is reasonably likely to have an adverse affect on the Advantica and the Quincy's Entities for periods prior to the Closing Date, provided, further, that, insofar as is relevant to the Quincy's Entities, no Tax Audit or other controversy shall be settled or otherwise concluded without the consent of Advantica (which shall not be unreasonably withheld or delayed) to the extent such settlement is reasonably likely to have an adverse affect on the Quincy's Entities for periods prior to the Closing Date.

         (j) Advantica and Spartan shall be jointly and severally liable for and shall jointly and severally indemnify, defend and hold harmless BAC and the Quincy's Entities, and each of them, from and against any Liability of the Quincy's Entities (i) pursuant to Treasury Regulation Section 1.1502-6(a) or any similar provision existing under the Laws of any state with respect to consolidated, combined or similar returns, (ii) as transferee or successor,
(iii) by contract, or (iv)
otherwise, in each case for the Taxes of any person or entity arising for any taxable year or period ending on or prior to the Closing Date (or any portion thereof up through and including the Closing Date). Advantica and Spartan shall be jointly and severally liable for and shall jointly and severally indemnify, defend and hold harmless BAC and the Quincy's Entities, and each of them, from and against any and all Taxes of the Quincy's Entites which are attributable to any period ending on or before the Closing Date (or portion thereof up through and including the Closing Date), including but not limited to any Taxes attributable to the Section 338(h)(10) Elections, the sale of the Advantica Intellectual Property, the sales or conversions described in Section 1.4(b), or the disposition of the Excluded Assets. In addition, Advantica and Spartan shall be jointly and severally liable for and shall jointly and severally indemnify, defend and hold harmless BAC and the Quincy's Entities, and each of them, from and against any Liability for Taxes of the Advantica Entities (or their Affiliates) for the same periods or portions thereof described in the previous sentence. Advantica and Spartan shall also be jointly and severally liable for and shall jointly and severally indemnify and hold harmless BAC and the Quincy's Entities, and each of them, from and against all Losses, incurred by them in connection with any Liability to, or claim by, any Taxing Authority, for Taxes for which Advantica and Spartan are required to indemnify BAC or the Quincy's Entities under this Article 5A. For purposes of the foregoing, any amounts paid to BAC or the Quincy's Entities or their respective Affiliates shall be treated as an adjustment to the Purchase Price of the Shares. Advantica and Spartan shall be entitled to any refunds of Taxes of Advantica (or its Affiliates) or the Quincy's Entities for the periods described in Section 5A.1(e). BAC shall deliver any such refund check to Advantica within ten (10) Business Days after receipt.

         (k) BAC and the Quincy's Entities shall be liable for and indemnify the Sellers against all Taxes imposed on the Quincy's Entities (or for which the Quincy's Entities may otherwise be liable) where such Taxes are attributable to any taxable year or period that begins after the Closing Date or are attributable to that portion of a Straddle Tax Return relating to the Post-Closing Period, or any Taxes imposed on any Advantica Entity due to BAC causing or permitting the Quincy's Entities to engage after the Closing, on the Closing Date, in any transaction outside the ordinary course of business in violation of BAC's covenant against such action set forth in Section 5A.1(a) of this Agreement. BAC shall also indemnify and hold harmless the Sellers from and against all costs and expenses incurred by the Sellers (including reasonable attorneys' fees and expenses) in connection with any Liability to, or claim by, any Taxing Authority, for Taxes for which BAC and the Quincy's Entities are required to indemnify the Sellers under this Article 5A.

         (l) BAC and Advantica shall consult prior to filing their Tax Returns with respect to 1998 and shall agree on the inclusion of items of income and deduction and all other items consistent with Section 5A.1(e) and (f) pursuant to the permanent books and records of the Quincy's Entities so as to avoid double inclusion or double exclusion of income and deductions and all other items. In the event that BAC and Advantica are unable to agree on the allocation of such items, then the items of disagreement shall be referred promptly to KPMG Peat Marwick. KPMG Peat Marwick shall settle the items of disagreement within ten (10) days and the decision of KPMG Peat Marwick shall be conclusive on the parties with respect to the items of dispute.

The fees and expenses payable to KPMG Peat Marwick with respect to these determinations shall be borne equally by Spartan and BAC.

         (m) After the Closing Date, each of BAC, the Quincy's Entities, Advantica, and Spartan shall and Advantica shall cause each member of the Retained Group to (i) provide, or cause to be provided, to each other's respective officers, employees, representatives and Affiliates, such assistance as may reasonably be requested, including making available employees and the books and records of the Quincy's Entities or any of the members of the Retained Group, by any of them in connection with the preparation of any Tax Return or any Tax Audit of the Quincy's Entities or the members of the Retained Group, in respect of which any party is responsible pursuant to Section 5A.1, and (ii) retain, or cause to be retained, for so long as any such taxable years or Tax Audits shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or Tax Audits. Reasonable costs associated with the assistance described in (i) shall be borne by the requesting party.

         (n) Each of BAC, the Quincy's Entities, Advantica, and Spartan shall and Advantica shall cause each member of the Retained Group to promptly inform, keep regularly apprised of the progress with respect to, and notify the other party in writing not later than (i) ten (10) Business Days after the receipt of any notice of any Tax Audit or (ii) fifteen (15) Business Days prior to the settlement or final determination of any Tax Audit for which it was responsible pursuant to Section 5A.1 which is reasonably likely to affect the Taxes of such other party for any taxable year. .The Failure to timely notify the other party as provided herein shall not relieve the indemnifying party of any Liability that it may have with respect to any such Taxes, including ad valorem, real and personal property taxes related to all real estate and personal property acquired by BAC, except to the extent the indemnified party may be prejudiced with respect to such failure. Any dispute arising pursuant to this Section 5A.1(n) shall be resolved by arbitration in the same manner that disputes are resolved under Section 7.10 of this Agreement.

         (o) All transfer Taxes which may be imposed or assessed as a result of the purchase of Shares, Section 338(h)(10) Elections, the sales or conversions described in Section 1.4(b), purchase of the Advantica Intellectual Property and the transfer of the Excluded Assets, if any, shall be borne by Advantica or Spartan.

         (p) Each of the Sellersand, BAC agree to cooperate and to share, and cause the Quincy's Entities to share, all Tax information materials, including information relating to ad valorem, real and personal property taxes, reasonably necessary to the other in connection with all Tax compliance matters.

         (q) BAC or the Quincy's Entities will reimburse Advantica for any franchise Taxes paid to Alabama, Georgia, Mississippi, North Carolina, Ohio and South Carolina which is paid by Advantica during 1998 or paid upon subsequent Tax Audit related to the 1998 Tax year with the Quincy's Entities Tax Returns, to the extent the tax is paid solely for the privilege of conducting business for the Post-Closing Period and for any other similar Taxes, but in each case only if such prepayment is not reflected in the Final Closing Date Working Capital.

         (r) Advantica and Spartan shall (or shall cause each member of the Retained Group to) retain all original Tax Returns and Tax Return supporting documentation for the Tax Returns filed for the periods ending prior to the Closing Date for which Advantica or any member of the Retained Group has responsibility for payments or refunds under this Article 5A. Advantica and Spartan shall (or shall cause each member of the Retained Group to) retain all original invoices, fixed asset records, computer tapes, microfiche, computer optional records or any other media used to store or record information which may be required in connection with a Tax Audit of the Quincy's Entities' Tax Returns or Taxes for periods ending prior to the Closing Date. Any books or records not retained by Advantica or Spartan will be subject to the retention and availability provisions described in Section 5.10 of this Agreement. Upon request of BAC and at BAC's expense, Advantica will make available to BAC and will make and deliver copies of any books and records or other documents to be retained by the members of the Retained Group pursuant to this Section 5A.1(s).

         (s) Notwithstanding anything contained in Section 5A.1(h) to the contrary, if BAC desires to participate in, but not control, any such defense, compromise and settlement of a Tax Audit described in Section 5A.1(h)(ii), it may do so at its sole cost and expense. If, however, Advantica fails or refuses to undertake the defense of such Tax Audit within thirty (30) days after written notice of such claim has been given to Advantica, BAC shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing and Advantica shall (and shall cause any member of the Retained Group to) timely execute any powers of attorney reasonably requested by BAC to allow BAC to represent the Quincy's Entities on all matters in connection with such Tax Audits. No settlement of such a Tax Audit shall be made without the prior written consent by or on behalf of Advantica, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where Advantica has not responded within five business days of notice of a settlement.

         (t) Spartan shall furnish Buyer on or before the Closing Date an affidavit, stating, under penalty of perjury, Spartan's United States employer identification number and that Spartan is not a foreign person pursuant to
Section 1445 of the Code.

         SECTION 5A.2      TAX RELATED AGREEMENTS.

         (a) Effective as of the Closing Date, the Quincy's Entities shall not have any obligation or Liability in respect of any Tax sharing, Tax allocation or similar agreement between any of the Quincy's Entities, on the one hand, and any member of the Retained Group on the other hand.

         (b) Any and all Tax sharing agreements, overhead allocation agreements, cost reimbursement agreements and other intercompany agreements between any of the Quincy's Entities on the one hand, and Advantica or any member of the Retained Group, on the other hand, entered into on or prior to the Closing Date shall be terminated and of no effect with respect to the Quincy's Entities as of the Closing Date and there will be no Tax or other payment made (or obligation fulfilled) after the Closing Date which relates to any periods during which any such agreements were in effect from the Quincy's Entities to Advantica or any member of the Retained Group or from Advantica or any member of the Retained Group to the Quincy's Entities. Advantica shall cause all of the members of the Retained Group to comply with this Section 5A.2.

         (c) For purposes of this Section 5A.2, the term "Tax" shall include ad valorem, real and personal property taxes.



                                    ARTICLE 6
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 9.6.

         (A) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Stock Purchase shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.

         (B) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Stock Purchase or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Quincy's Material Adverse Effect or a BAC Material Adverse Effect, as applicable. Failure to obtain consent under (i) the Purchasing Agreement with Simeus Foods International, Inc. dated September 27, 1996 or (ii) the Advantica Credit Agreement shall constitute a Quincy's Material Adverse Effect and a BAC Material Adverse Effect. Additionally, Sellers shall have complied with any and all options, repurchase agreements, and rights of first refusal relating to the Real Property such that all applicable rights of third parties thereunder have either expired, lapsed or been waived.

         (C) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement or seeks to enjoin the operation of all or a material portion of the Business or the Assets.

         (D) BAC FINANCING. BAC shall have secured necessary financing on terms that are in accordance with commitments received by it and as disclosed to Advantica on or prior to the date hereof (or on terms that are, in the reasonable judgment of the Board of Directors of BAC, more advantageous to BAC and its stockholders) to permit it to satisfy its obligations to make required cash payments to Spartan as provided in this Agreement.

         6.2 CONDITIONS TO OBLIGATIONS OF BAC. The obligations of BAC to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BAC pursuant to Section 9.6(a):

         (A) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 6.2(a), the accuracy of the representations and warranties of Sellers set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 2.4 shall be true and correct (except for inaccuracies which are de minimus in amount). There shall not exist inaccuracies in the representations and warranties of Sellers set forth in this Agreement (including the representations and warranties set forth in Section 2.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Quincy's Material Adverse Effect.

         (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Quincy's and Spartan to be performed and complied with pursuant to this Agreement prior to the Closing Date shall have been duly performed and complied with in all material respects.

         (C) CERTIFICATES. Each of the Sellers shall have delivered to BAC a certificate, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.1 as relates to the Sellers or Quincy's and in Section 6.2(a) and 6.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Quincy's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

         (D) OPINION OF COUNSEL. BAC shall have received an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel to Spartan and Advantica, dated as of the Closing Date, which shall be in a form mutually agreeable to Parker, Poe, Adams & Bernstein L.L.P. and Alston & Bird LLP.

         (E) MORTGAGE POOL RELEASE. All Assets of the Quincy's Entities shall have been released from the Secured Restaurants Trust mortgage pool.

         (F) SATISFACTION OF TITLE OBJECTIONS AND RELEASE OF CERTAIN LIENS. Sellers shall have satisfied BAC's title objections to the extent required under
Section 1.8.

         (G) TRANSITION SERVICES AGREEMENT. BAC shall have received the Transition Services Agreement, duly executed by Sellers and the appropriate Advantica Affiliates.

         6.3 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Sellers pursuant to Section 9.6(b):

         (A) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 6.3(a), the accuracy of the representations and warranties of BAC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of BAC set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a BAC Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

         (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of BAC to be performed and complied with pursuant to this Agreement prior to the Closing Date shall have been duly performed and complied with in all material respects.

         (C) CERTIFICATES. BAC shall have delivered to Quincy's (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 6.1 as relates to BAC and in Section 6.3(a) and 6.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by BAC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

         (D) OPINION OF COUNSEL. Spartan and Advantica shall have received an opinion of Alston & Bird LLP, counsel to BAC, dated as of the Closing Date, which shall be in a form mutually agreeable to Alston & Bird LLP and Parker, Poe, Adams & Bernstein L.L.P.

         (E) TRANSITION SERVICES AGREEMENT. Sellers shall have received the Transition Services Agreement, duly executed by BAC.


                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1      AGREEMENT OF INDEMNITORS TO INDEMNIFY.

         (a) Subject to the terms and conditions of this Article 7 and in addition to the indemnification provided in Section 5A.1(j), the Sellers jointly and severally agree to indemnify, defend, and hold harmless BAC and the Quincy's Entities, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, BAC or any Quincy's Entity and resulting from, based upon, or arising out of:

                  (i) the inaccuracy or breach of any representation or warranty of Sellers contained in this Agreement, and for purposes of this Section 7.1(a)(i) any qualification of such representations and warranties (other than in Sections 2.7 and 2.8) by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect," shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof,

                  (ii) a breach of or failure to perform any obligation, covenant or agreement of any Seller made in this Agreement;

                  (iii)    the Excluded Assets; and

                  (iv)     the Excluded Liabilities.

         (b) Subject to the terms and conditions of this Article 7 and in addition to the indemnification provided in Section 5A.1(k), BAC agrees to indemnify, defend, and hold harmless and shall cause each Quincy's Entity to indemnify, defend and hold harmless the Sellers, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, any Seller and resulting from, based upon, or arising out of:

                  (i) the inaccuracy or breach of any representation or warranty of BAC contained in this Agreement and for purposes of this Section 7.1(b)(i) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect," shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof; and

                  (ii) a breach of or failure to perform any covenant or agreement of BAC made in this Agreement.

         7.2      PROCEDURES FOR INDEMNIFICATION.

         (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Indemnitor Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of an Indemnification Claim in respect of Losses resulting from, based upon, or arising out of a claim asserted by any person or entity not a Party, but not including any claim for indemnification under Section 5.A.1(j) or (k) (a "Third Party Claim"), containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

         (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 7.3 shall be observed by the Indemnitee and the Indemnitor Representative.

         (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor Representative shall have 45 days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor Representative on behalf of all Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Indemnitor Representative and the dispute is not resolved by such Indemnitee and the Indemnitor Representative within 30 days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in
Section 7.10.

         (d) Upon determination of the amount, if any, of an Indemnification Claim against which Indemnitors are obligated to indemnify Indemnitees under this Agreement, whether by agreement between the Indemnitor Representative and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such established Indemnification Claim within ten days of the date such amount is determined.

         7.3 THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

         (a) The Indemnitee shall give the Indemnitor Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing. The failure of the Indemnitee to notify the Indemnitor Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitors may be prejudiced by such failure. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor Representative fails or refuses to undertake the defense of such Third Party Claim within thirty (30) days after written notice of such claim has been given to the Indemnitor Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 7.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

         (b) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Indemnitor Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor

Representative has not responded within five business days of notice of a proposed settlement. If the Indemnitor Representative assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Indemnitor Representative without the Indemnitee's consent, which consent shall not be unreasonably withheld or delayed, unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent unless the consent referenced in clause (a) above was unreasonably withheld or delayed.

         (c) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

         (d) Notwithstanding anything contained herein to the contrary, this
Section 7.3 shall not apply to any Indemnification Claim arising under Section 5A.1(j) or Section 5A.1(k).

         7.4 INDEMNIFICATION EXCLUSIVE REMEDY. Absent fraud, if the Closing occurs, except for remedies based upon fraud and except for equitable remedies with respect to the covenant contained in Section 5.7(b), the remedies provided in Article 5A and in this Article 7 constitute the sole and exclusive remedies for recovery against a party to this Agreement based upon the inaccuracy or breach of any representation or warranty of such party contained herein or in any certificate, Schedule or Exhibit furnished by such party in connection herewith, or based upon the failure of such party to perform any covenant, agreement or undertaking required by the terms hereof to be performed by such party.

         7.5 SURVIVAL. Subject to Section 7.6 below, all representations, warranties, obligations, covenants and agreements contained in this Agreement shall survive the Closing.

         7.6 TIME LIMITATIONS. The Indemnitors will have no liability to the Indemnitees under or in connection with: (a) a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Indemnitors contained in this Agreement (other than the representations and warranties set forth in Sections 2.9, 2.12, and 2.15) unless written notice asserting an Indemnification Claim based thereon is given to the Indemnitor Representative prior to the later of (i) the first anniversary of the Closing Date or (ii) the first anniversary of the date on which such covenant or agreement is to be performed hereunder; (b) a breach of any representation, warranty, obligation, covenant or agreement made or to be performed by the Indemnitors contained in this Agreement related to any Taxes (including ad valorem, real and personal property taxes), including without limitation, those representations, warranties, obligations, covenants and agreements made by the Indemnitors in Section 2.9 or Article 5A, unless written notice asserting an Indemnification Claim based thereon is given to the Indemnitor Representative prior to the later of (i) the fifth (5th) day after the date upon which the Liability to which any such claim may relate is barred by all applicable statutes of limitation and (ii) the fifth (5th) day after the date upon which any claim for refund or credit related to such claim is barred by all applicable statues of limitation; (c) a breach of any representation, warranty, covenant or agreement made or to be performed by the Indemnitors contained in this Agreement related to any environmental matters or employee benefit plans, including without limitation, those representations and warranties made by the Indemnitors in Sections 2.12 and 2.15, unless written notice asserting an Indemnification Claim based thereon is given to the Indemnitor Representative prior to the second anniversary of the Closing Date.


         7.7      LIMITATIONS AS TO AMOUNT.

         (a) Sellers shall have no liability with respect to the matters described in clauses (i) or (ii) of Section 7.1(a), and BAC shall have no liability with respect to the matters described in clauses (i) or (ii) of
Section 7.1(b), with respect to any Loss unless such Loss exceeds $25,000; provided, however, that Losses arising out of a single or related set of facts, circumstances or events shall be aggregated for purposes of determining whether the Losses exceed $25,000 and that in the event such Losses exceed $25,000, the entire amount of the obligation shall be indemnifiable to the extent and as provided in this Agreement.

         (b) Sellers shall have no liability with respect to the matters described in clauses (i) or (ii) of Section 7.1(a), and BAC shall have no liability with respect to the matters described in clauses (i) or (ii) of
Section 7.1(b), until the total of all Losses with respect thereto exceeds $1,000,000 and then only for the amount by which such Losses exceed $1,000,000. Sellers shall have no liability with respect to the matters described clause
(iii) of Section 7.1(a) until the total of all Losses with respect thereto exceeds $50,000 in which event Indemnitors shall be obligated to indemnify the Indemnitees as provided in this Article 7 for all such Losses.

         (c) Notwithstanding anything herein to the contrary, the provisions of this Section 7.7 shall not apply with respect to any Indemnification Claim asserted by BAC based upon (i) Section 5A.1; (ii) any Excluded Liability; (iii) any breach of Section 9.2(c); or (iv) any breach by Sellers of their obligations under Section 5.5.

         (d) In no event shall the aggregate liability of the Indemnitors under this Article 7 exceed the Purchase Price.

         (e) Notwithstanding anything herein to the contrary, the provisions of this Section 7.7 shall not apply with respect to any Indemnification Claim asserted by Sellers based upon Section 5A.1 or any breach by BAC of its obligations under Section 5.5.

         7.8 TAX EFFECT AND INSURANCE. The liability of the Indemnitors with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses or any payment of indemnification. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 7.10 of this Agreement.

         7.9 SUBROGATION. To the extent of payment of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

         7.10 ARBITRATION. All disputes arising under this Article 7 and Article 5A (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Indemnitor Representative and BAC in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Indemnitor Representative, BAC and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 7 and Article 5A; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Indemnitor Representative or BAC in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred by a Party in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne as determined and allocated by the arbitrator or, if no such allocation is made by the arbitrator, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party.

         SECTION 7.11 PURCHASE PRICE ADJUSTMENTS. Any payments pursuant to
Section 5A.1 or this Article 7 of this Agreement shall be treated as an adjustment to the Purchase Price for all Tax purposes.

                                    ARTICLE 8
                                   TERMINATION

         8.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Stock Purchase abandoned at any time prior to the Closing Date:

         (a) By mutual consent of BAC and Sellers; or

         (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement)] in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

         (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach;

         (d) By either Party in the event any Consent of any Regulatory Authority required for consummation of the Stock Purchase and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal;

         (e) By either Party in the event that the Stock Purchase shall not have been consummated by June 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 8.1(e);

         (f) By Sellers in the event that the Purchase Price would otherwise be reduced by any amount in excess of Four Million Dollars ($4,000,000) if the Real Property which BAC indicates in writing to Sellers that it desires to exclude from the transaction and consider as Excluded Assets pursuant to its rights under Section 1.4(a) were so excluded and considered as Excluded Assets; or

         (g) By Sellers at any time, provided that upon any termination pursuant to this subparagraph (g), Sellers shall be liable to BAC pursuant to Section 9.2(c) hereof (unless such termination is based upon an attempted renegotiation by BAC of the Cash Payment not expressly permitted by the terms hereof), payments pursuant to which shall constitute liquidated damages and shall be BAC's exclusive remedy in respect of such termination.

         8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
8.2 and Article 9 shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 8.1(b) or 8.1(c) shall not relieve the breaching Party from Liability for an uncured breach of this Agreement prior to such termination.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1      DEFINITIONS.

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         "ADVANTICA" shall mean Advantica Restaurant Group, Inc., a Delaware corporation.

         "ADVANTICA CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of January 7, 1998, by and among Advantica, as guarantor, Quincy's and certain other indirect subsidiaries of Advantica as Borrowers, the Lenders named therein, and The Chase Manhattan Bank, as administrative agent, as may be amended from time to time.

         "ADVANTICA ENTITIES" shall mean, collectively, Advantica and all Advantica Subsidiaries.

         "ADVANTICA REORGANIZATION" shall mean Advantica's reorganization pursuant to Chapter 11 of the United States Bankruptcy Code.

         "AFFILIATE" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

         "AGREEMENT" shall mean this Stock Purchase Agreement, including the Disclosure Schedule and the Exhibits delivered pursuant hereto and incorporated herein by reference.

         "APPRAISAL" shall mean the appraisals and market valuations prepared by Surplus Solutions in 1997, a copy of each of which has previously been provided to BAC.

         "ASSETS" of a Person shall mean all of the assets of such Person of every kind.

         "BAC" shall mean Buckley Acquisition Corporation, a Delaware corporation.

         "BAC ENTITIES" shall mean, collectively, BAC and all BAC Subsidiaries.

                                      -51

         "BAC MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on the ability of BAC to perform its obligations under this Agreement or to consummate the Stock Purchase or the other transactions contemplated by this Agreement.

         "BAC SUBSIDIARIES" shall mean the Subsidiaries of BAC, which shall include any corporation or other organization acquired as a Subsidiary of BAC in the future and held as a Subsidiary by BAC on the Closing Date.

         "BUSINESS" shall mean the operation of family steak house restaurants under the Quincy's brand name.

         "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York, New York.

         "CLOSING DATE" shall mean the date on which the Closing occurs.

         "CLOSING DATE VALUE" shall mean the aggregate amount of Operating Assets as of the Closing Date, minus the aggregate amount of Operating Liabilities as of the Closing Date.

         "CODE" shall mean the Internal Revenue Code.

         "CONFIDENTIALITY AGREEMENT" shall mean that certain letter agreement dated January 30, 1997, between BAC and Advantica

         "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

         "CONTRACT" shall mean any written or oral agreement, commitment, contract, lease, or obligation that is binding on any Person.

         "DEFAULT" shall mean any breach or violation of, or default under, any Contract, Law, Order, or Permit.

         "DISCLOSURE SCHEDULE" shall mean the disclosure schedule document executed by the parties hereto as of the date hereof, as amended or supplemented pursuant to Section 5.18.

         "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of the environment (including surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "EQUITY RIGHTS" shall mean all options, warrants, or other binding obligations of any character whatsoever relating to the issuance or acquisition of securities or rights convertible into or exchangeable for, shares of the capital stock of or other equity interests in a Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXHIBITS" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         "FINAL CLOSING DATE VALUE" means the Closing Date Value (i) as shown in Advantica's calculation delivered pursuant to Section 1.6(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 1.6(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by BAC pursuant to Section 1.6(b) or (B) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to Section 1. 6(c).

         "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

         "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title 11 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. as amended, and the rules and regulations promulgated thereunder.

         "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under Articles 5A or 7.

         "INDEMNITEE" shall mean any Person entitled to indemnification under Articles 5A or 7.

         "INDEMNITOR" shall mean any Party obligated to indemnify another Person under Articles 5A or 7.

         "INDEMNITOR REPRESENTATIVE" shall mean Advantica in the case of any Indemnification Claim asserted against any Seller, and BAC in the case of any Indemnification Claim asserted against BAC.

         "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are actually known by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, or any vice president of such Person.

         "LAW" shall mean any code, law (including common law), ordinance, regulation, rule, or statute binding on and applicable to a Person.

         "LIABILITY" shall mean any liability, indebtedness, or obligation, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "LIEN" shall mean any conditional sale agreement, easement, encroachment, encumbrance, lien, mortgage, pledge, security interest on, or with respect to any property or property interest.

         "LITIGATION" shall mean any arbitration, cause of action, complaint, criminal prosecution, or governmental proceeding against a Party or affecting the transactions contemplated by this Agreement.

         "LOSSES" shall mean any and all losses, damages (excluding special and consequential damages), Liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

         "MATERIAL" OR "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that and only in that instance.

         "OPERATING ASSETS" shall mean, as of any date of determination, the aggregate net book values of the assets of the Quincy's Entities reflected in the items listed under the caption "Sample Calculation as of December 31, 1997" set forth on SCHEDULE A (which net book values shall be determined on a basis consistent with the same items set forth on SCHEDULE A); provided, however, that notwithstanding the foregoing, Operating Assets shall expressly exclude all Excluded Assets.

         "OPERATING LIABILITIES" shall mean, as of any date of determination, the aggregate net book values of the liabilities of the Quincy's Entities reflected in the items listed under the caption "Sample Calculation as of December 31, 1997" set forth on SCHEDULE A (which net book values shall be determined on a basis consistent with the same items set forth on SCHEDULE A); provided, however, that notwithstanding the foregoing, Operating Liabilities shall expressly exclude all Excluded Liabilities.

         "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "ORDER" shall mean any applicable and binding administrative decision or award, decree, injunction, judgment, order, ruling, or writ of any federal, state, local or foreign court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority

         "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "PARTY" shall mean any one of Spartan, Advantica and BAC, and "PARTIES" shall mean Spartan, Advantica and BAC.

         "PERMIT" shall mean any federal, state, local, or foreign governmental approval, authorization, certificate, license or permit that is binding upon any Person.

         "PERMITTED ENCUMBRANCES" shall mean (i) any Lien related to Liabilities (other than Excluded Liabilities) reflected in the Quincy's Financial Statements; (ii) any Liens incurred or created since December 31, 1997 in the ordinary course of business and which alone or in the aggregate, are not reasonably likely to have a Quincy's Material Adverse Effect; (iii) any Liens for Taxes (including ad valorem, real and personal property taxes), assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (iv) any mechanic's, workmen's, repairmen's, warehousemen's, carrier's or other like Liens imposed by operation of law arising in the ordinary course of business with respect to obligations not yet overdue for a period exceeding forty-five days or being contested in good faith by appropriate proceedings; (v) restrictions, easements, covenants, reservations, rights of way or other matters of title to the Real Property or Leased Real Property (a) of record which are revealed by the surveys delivered to the BAC or (b) which do not materially affect the title to, or use of, such Real Property or Leased Real Property; (vi) zoning ordinances, restrictions, prohibitions and other requirements imposed by any governmental entity; (vii) rights of others in party walls, if any, relative to the Real Property or

Leased Real Property; (viii) deposits of cash or securities with third parties to secure the performance of obligations other than Excluded Liabilities, (ix) any unsatisfied title defects or encumbrances of the type referenced in clause
(ii) of the last sentence of Section 1.8(b), and (x) any other Liens which do not materially impair the use of or title to the Assets subject to such Liens.

         "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "POST-CLOSING PERIOD" shall have the meaning as set forth in Section 5A.1(f).

         "PRE-CLOSING PERIOD" shall have the meaning as set forth in Section 5A.1(f).

         "PRE-CLOSING PERIODS" shall mean taxable years ending on or prior to the Closing Date and any portion of a period covered by a Straddle Tax Return that ends on the Closing Date.

         "QUINCY'S" shall mean Quincy's Restaurants, Inc., an Alabama corporation.

         "QUINCY'S COMMON STOCK" shall mean the $.01 par value common stock of Quincy's.

         "QUINCY'S ENTITIES" shall mean, collectively, Quincy's and all Quincy's Subsidiaries.

         "QUINCY'S FINANCIAL STATEMENTS" shall mean the consolidated balance sheets (including related notes and schedules, if any) of Quincy's as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the two fiscal years ended December 31, 1997 and 1996.

         "QUINCY'S MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Quincy's and its Subsidiaries, taken as a whole, or (ii) the ability of Sellers to perform their respective obligations under this Agreement or to consummate the Stock Purchase or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles, (c) actions and omissions of Quincy's (or any of its Subsidiaries) or Advantica or Spartan taken with the prior written Consent of BAC , and (d) the direct effects of compliance with this Agreement, including expenses incurred by Quincy's in consummating the transactions contemplated by this Agreement.

         "QUINCY'S SUBSIDIARIES" shall mean the Subsidiaries of Quincy's, which shall include the Quincy's Subsidiaries described in Section 2.5 and any corporation or other organization acquired as a Subsidiary of Quincy's in the future and held as a Subsidiary by Quincy's on the Closing Date.

         "REAL PROPERTY" shall mean all real property, other than the Excluded Real Property, owned by any Quincy's Entity, and all of Quincy's right, title and interest in the buildings, fixtures, and improvements located thereon, together with all of Quincy's right, title and interest in and to water lines, rights of way, transferable licenses, easements, hereditaments, tenements, and appurtenances belonging or appertaining thereto and any and all assignable warranties of third parties with respect thereto.

         "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the Federal Trade Commission, the United States Department of Justice and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

         "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

         "RESERVES" shall mean the reserves with respect to the items identified on SCHEDULE A as account numbers 40550, 40598, 40597, 40616, 59941 and 59942, respectively, as such reserves exist as of the Closing Date for purposes of
Section 1.6.

         "RESTAURANT" shall mean a restaurant operated under the "Quincy's" brand name.

         "RETAINED GROUP" shall mean collectively Sellers and each Affiliate of any of the Sellers other than and expressly excluding the Quincy's Entities.

         "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

         "SCHEDULE A" shall mean the unaudited consolidated balance sheet for Quincy's and its Subsidiaries as of December 31, 1997 attached hereto as Schedule A.

         "SCHEDULE B" shall mean the list on which Value is stipulated by BAC and the Sellers with respect to each parcel of Real Property.

         "SECTION 338(H)(10) ELECTIONS" shall have the meaning as set forth in
Section 5A.1(a).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES LAWS" shall mean the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisors Act of

1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "SELLERS" shall mean Spartan and Advantica.

         "SPARTAN" shall mean Spartan Holdings, Inc., a New York corporation.

         "STRADDLE TAX RETURN" shall have the meaning set forth in Section 5A.1(f).

         "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

         "TAX" or "TAXES" means federal, state, local or foreign taxes or assessments, including but not limited to income, gross receipts, windfall or excess profits, severance, production, sales, use, license, unclaimed property, excise, franchise, employment, unemployment compensation, withholding, or other taxes imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto. Except as provided herein, "Tax" or "Taxes" specifically excludes ad valorem, real and personal property taxes related to all real estate and personal property acquired by BAC.

         "TAX AUDIT" means any audit, assessment of taxes, reassessment of taxes, or other examination by any Taxing Authority or any judicial or administrative proceedings or appeal of such proceeding in respect of any Taxes (including , real and personal property taxes) or Tax Returns.

         "TAX LAW" means any statute, regulation, administrative rule, case authority or other laws relating to Taxes, including ad valorem, real and personal property taxes.

         "TAX RETURN" shall means any return, filing, information statement or other document required to be filed including, but not limited to, requests for extension of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any Taxing Authority in connection with any Tax or Taxes, including ad valorem, real and personal property taxes related to all real estate and personal property acquired by
BAC).

         "TAXING AUTHORITY" means any federal, state, local, municipal, foreign, or other government or regulatory agency, authority, instrumentality, commission, board or body having jurisdiction over the Parties to impose and collect any Tax, including ad valorem real and personal property taxes.

         "TREASURY REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended (including corresponding provisions of succeeding regulations).

         "VALUE" shall mean, with respect to any parcel of Real Property, the amount reflected on Schedule B as the Purchase Price Adjustment Amount for such parcel.

         (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

         Advantica Intellectual Property               Section 5.8
         Advantica SEC Reports                         Section 2.6
         Cash Payment                                  Section 1.1
         Closing                                       Section 1.5
         Closing Date Balance Sheet                    Section 1.6(a)
         Disputed Amounts                              Section 1.6(c)
         ERISA Affiliate                               Section 2.15(c)
         Excluded Assets                               Section 1.2
         Excluded Employees                            Section 5.7(a)(ii)
         Excluded Liabilities                          Section 1.3
         Excluded Real Property                        Section 1.2(a)
         Field Employees                               Section 5.7(a)(i)
         Forms                                         Section 5A.1(c)
         Hired Employees                               Section 5.7(a)
         Leased Real Property                          Section 2.19(a)
         New Plans                                     Section 5.13(b)
         Non-Field Employees                           Section 5.7(a)(ii)
         Other Employees                               Section 5.7(a)(iii)
         Pre-Committed Sale                            Section 1.4(b)(i)
         Purchase Price                                Section 1.1
         Stock Purchase                                Section 1.1
         Quincy's Benefit Plans                        Section 2.15(a)
         Quincy's Contracts                            Section 2.16
         Quincy's ERISA Plan                           Section 2.15(a)
         Quincy's Pension Plan                         Section 2.15(a)
         Shares                                        Preamble
         Third Party Claim                             Section 7.2(a)

         (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         9.2      EXPENSES.

         (a) Except as otherwise provided in this Section 9.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         (b) Notwithstanding the foregoing, BAC agrees that in the event the Closing shall occur, BAC shall be liable and shall reimburse Sellers, on and as of the Closing Date, for all costs and expenses incurred by them, directly or through Quincy's, in obtaining title commitments and surveys in respect of the Real Property and the Leased Real Property.

         (c) Notwithstanding the foregoing, Sellers agree that in the event the Closing shall not occur and this Agreement shall be terminated by Sellers pursuant to Section 8.1(g) hereof, Sellers shall, subject to the provisions of
Section 8.1(g), be liable and shall reimburse BAC for all costs and expenses incurred by BAC in connection with the proposed transaction, within five (5) business days of BAC's providing to Sellers written notice documenting in reasonable detail the expenses so incurred by BAC, including but not limited to fees and expenses of financial or other consultants, investment bankers, accountants and legal counsel, whether incurred before or after execution of this Agreement; provided, however, that in no event shall the amount payable by Sellers under this Section 9.2(c) exceed $750,000; and provided, further, that, notwithstanding any provision of this Agreement to the contrary, such payment by Sellers to BAC shall constitute liquidated damages and shall be BAC's exclusive remedy in the event of such termination by Sellers.

         9.3 BROKERS AND FINDERS. Except for Ernst & Young, LLP as to Spartan and Advantica and except for The Robinson-Humphrey Company, LLC as to BAC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by any of the Parties, Sellers on the one hand and BAC on the other hand agree to indemnify and hold the other harmless of and from any Liability in respect of any such claim.

         9.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 5.3(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         9.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained.

         9.6      WAIVERS.

         (a) Prior to or on the Closing Date, BAC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Spartan or Advantica, to waive or extend the time for the compliance or fulfillment by Spartan or Advantica of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BAC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BAC.

         (b) Prior to or on the Closing Date, Advantica, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BAC, to waive or extend the time for the compliance or fulfillment by BAC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Sellers under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Advantica.

         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         9.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         9.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at

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


the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

   Spartan or
   Advantica:        Advantica Restaurant Group, Inc.
                     203 East Main Street
                     Spartanburg, South Carolina
                     Attention: Rhonda Parish, Executive Vice President, General
                     Counsel  and Secretary
                     Telecopy Number:  (864) 597-8327

   Copy to Counsel:  Parker, Poe, Adams & Bernstein L.L.P.
                     2500 Charlotte Plaza
                     Charlotte, North Carolina 28244
                     Attention:  Gary C. Ivey, Esq.
                     Telecopy Number:  (704) 334-4706

   BAC:              Buckley Acquisition Corporation
                     489 Peachtree Street, N.E.
                     Atlanta, Georgia 30308
                     Attention:  Gregory M. Buckley
                     Telecopy Number:  (404) 888-1896

   Copy to Counsel:  Alston & Bird LLP
                     One Atlantic Center
                     1201 West Peachtree Street
                     Atlanta, Georgia 30309
                     Attention: Alexander W. Patterson, Esq.
                     Telecopy Number: (404) 881-4777

         9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina, without regard to any applicable conflicts of Laws.

         9.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

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


         9.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         9.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable,


                       [signatures on the following page]

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


         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                             BUCKLEY ACQUISITION CORPORATION


                             ------------------------------------
                             By: Gregory M. Buckley
                             President


                             ADVANTICA RESTAURANT GROUP, INC.


                             ------------------------------------
                             By:
                             Title


                             SPARTAN HOLDINGS, INC.


                             ------------------------------------
                             By:
                             Title


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